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                                                      FORM AS OF AUGUST 13, 2001

                                                                    EXHIBIT 10.1






                             TAX SHARING AGREEMENT

                            dated as of ____, 2001

                                    between

                                USX Corporation
                  (to be renamed "Marathon Oil Corporation")

                                      and

                            United States Steel LLC
               (to be renamed "United States Steel Corporation")
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                                                                    EXHIBIT 10.1

                             TAX SHARING AGREEMENT
                             ---------------------

     This TAX SHARING AGREEMENT is entered into as of _____, 2001, by and among USX Corporation ("USX") (to be renamed Marathon Oil Corporation), a Delaware corporation (together with its successors, "Marathon") and United States Steel LLC (to be converted into a corporation named United States Steel Corporation), a Delaware limited liability company (together with its successors, "United States Steel").


                                   RECITALS

     WHEREAS, pursuant to the tax laws of various jurisdictions, the affiliated group of which USX is the common parent files certain tax returns on a consolidated, combined, unitary, or other group basis;

     WHEREAS, the Board of Directors of USX has determined that it is in the best interests of USX and its stockholders to effect a reorganization and distribute all of the outstanding shares of United States Steel Corporation to the holders of the USX-U. S. Steel Group common stock in complete redemption of such stock (the "Distribution");

     WHEREAS, in this Agreement, the parties have set forth certain representations and covenants that support the treatment of the Distribution as a transaction described in Section 355 of the Internal Revenue Code of 1986, as amended;

     WHEREAS, in this Agreement, the parties have set forth the rights and obligations of Marathon and its affiliates and United States Steel and its affiliates with respect to the handling and allocation of certain Federal, state, local, foreign, and other taxes incurred in taxable periods beginning prior to the Distribution, and various other tax matters of the USX Consolidated Group;

     WHEREAS, the allocation of certain Federal, state, local, foreign, and other taxes incurred in taxable periods beginning prior to the Distribution set forth in this Agreement shall incorporate, to the greatest extent possible, the tax sharing principles detailed in the USX Tax Allocation and Settlement Policy effective as of 1991 and as amended and restated as of August 26, 1997.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
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                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Definitions.

     As used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Tax Sharing Agreement dated as of _______, 2001.

     "Agreement and Plan of Reorganization" shall mean the Agreement and Plan of Reorganization dated as of _________, 2001, by and among USX and United States Steel LLC.

     "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday (which for purposes of this Agreement shall include any day on which banks located in New York City are authorized or required by law to close).

     "Calendar Day" shall mean each day of the week, including Saturdays, Sundays and legal holidays; provided that, if any action is required to be taken on a Saturday, Sunday or legal holiday, then such action shall be required to be taken on the immediately preceding Business Day.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combined State Tax" shall mean any State Tax, the return for which includes Tax Items of both the Marathon Stock Group and the United States Steel Stock Group.

     "Consolidated Federal Tax" shall mean any Federal Tax, the return for which includes Tax Items of both the Marathon Stock Group and the United States Steel Stock Group.

     "Delhi Stock Group" shall mean the USX-Delhi Group as presented for financial statement purposes under generally accepted accounting principles prior to the 1998 redemption of the USX - Delhi Group stock and shall include the financial position, results of operations and cash flows for the businesses of Delhi Gas Pipeline Corporation and certain other subsidiaries of USX and a portion of the corporate assets and liabilities and related transactions which are not separately identified with ongoing operating units of USX.

     "Distribution" shall mean the distribution of the shares of United States Steel Corporation in complete redemption of all of the outstanding USX-U. S. Steel Group shares. The term "Distribution" shall have the same meaning herein as the term "Separation" has in the Agreement and Plan of Reorganization.

     "Distribution Date" shall mean the day on which the Distribution is effected.

     "Effective Realization (and the correlative terms, "Effectively Realized" and "Effectively Realizes") shall mean, with respect to any Tax Attribute, the utilization of such Tax Attribute on

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a Tax Return of the USX Consolidated Group, the Marathon Tax Group, or the
United States Steel Tax Group, including, but not limited to, the application of such Tax Attribute on an IRS Form 7004, on a final Tax Return (such as an IRS Form 1120), pursuant to a Final Determination for the relevant year, or pursuant to a Final Determination for a future or prior taxable period resulting in a carryback or carryforward to the relevant year.

     "Federal Tax" shall mean any Tax imposed under Subtitle A of the Code.

     "Final Determination" (and the correlative term, "Finally Determined") shall mean the final resolution of any Tax (or other tax-related matter) for a taxable period, including related interest or penalties, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction which has become final, (3) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions, (4) by execution of an IRS Form 870 or 870AD (or any successor IRS form) or by execution of a comparable form under the laws of other jurisdictions (notwithstanding that, with respect to a particular Tax Item for a particular taxable period, any such form may reserve -- whether by its terms or by operation of law -- the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to any such Tax Item for such period), or (5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

     "Group" shall mean either the United States Steel Stock Group or Marathon Stock Group, as the case may be.

     "Holding Company Reorganization" shall mean the internal restructuring effectuated on July 2, 2001.

     "Income Tax" shall mean any Tax based on, measured by, or computed by reference to gross income, gross receipts, net income, profits, or any other measure of income or profits.

     "IRS" shall mean the United States Internal Revenue Service.

     "Marathon Stock Group" shall mean the USX-Marathon Group as presented for financial statement purposes under generally accepted accounting principles prior to the Distribution and shall include the financial position, results of operations and cash flows for the businesses of Marathon Oil Company and certain other subsidiaries of USX and a portion of the corporate assets and liabilities and related transactions which are not separately identified with ongoing operating units of USX.

     "Marathon Tax Group" shall mean the affiliated group of corporations as defined in section 1504 of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Marathon will be the common parent following the Distribution.

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     "Payroll Taxes" shall mean any Tax imposed on an employer in connection with the payment or provision of salaries or benefits and other remuneration to employees and directors, including income tax withholding, social security, unemployment taxes, and premiums for workers compensation.

     "Penalties" shall mean any penalties, fines, additions to Taxes, or additional amounts imposed by any Tax Authority (domestic or foreign).

     "Post-Distribution Period" shall mean any taxable period or portion thereof beginning after the Distribution Date.

     "Pre-Distribution Period" shall mean any taxable period or portion thereof ending on or before, or which includes, the Distribution Date.

     "Ruling" shall mean (a) the private letter ruling issued by the IRS in connection with the Distribution (and any related transactions) or (b) any similar ruling issued by any Tax Authority other than the IRS in connection with the Distribution (and any related transactions).

     "Ruling Documents" shall mean the request for the Ruling submitted to the IRS or to any other Tax Authority, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the IRS or other Tax Authority, in connection with the Distribution (and any related transactions).

     "SAR" shall mean any stock appreciation right.

     "Separate State Tax" shall mean any State Tax other than a Combined State Tax.

     "State Tax" shall mean any Tax payable to a state or local taxing jurisdiction of the United States.

     "Supplemental Ruling" shall mean (a) any private letter ruling (other than the Ruling) issued by the IRS in connection with the Distribution (and any related transactions) or (b) any similar ruling (other than the Ruling) issued by any Tax Authority other than the IRS in connection with the Distribution (and any related transactions).

     "Supplemental Ruling Documents" shall mean any request for a Supplemental Ruling submitted to the IRS or any other Tax Authority, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the IRS or other Tax Authority, in connection with the Distribution (and any related transactions).

     "Tax" shall mean any tax, charge, fee, impost, levy or other assessment, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and shall include

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any transferee liability in respect of such Taxes.

     "Tax Attribute" shall mean any net operating losses, minimum tax credits, business tax credits, nonconventional fuels tax credits, net capital losses, charitable contributions, foreign income tax deductions, foreign income tax credits, or any similar Tax Item.

     "Tax Authority" shall mean a governmental authority or any subdivision, agency, commission, or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the IRS).

     "Tax Item" shall mean any item of income, gain, loss, deduction or credit, or other similar item that may have the effect of increasing or decreasing any Tax.

     "Tax Proceeding" shall mean any audit or other examination by any Tax Authority, assessment of Taxes, or proceeding or appeal of such a proceeding relating to Taxes, whether administrative or judicial.

     "Tax Return" shall mean any return, report, certificate, form, election, or similar statement or document (including, without limitation, estimated tax returns and reports, extension requests and forms, and information returns and reports), in each case as amended, required to be filed with any Tax Authority, Federal, state, or foreign, in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

     "Treasury Regulations" shall mean the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Two-Year Period" shall mean the period that begins on the Distribution Date and that ends on the date that is two years after the Distribution Date.

     "United States Steel Stock Group" shall mean the USX-U. S. Steel Group as presented for financial statement purposes under generally accepted accounting principles prior to the Distribution and shall include the financial position, results of operations and cash flows for all businesses of USX other than the businesses, assets, and liabilities included in the Marathon Stock Group and a portion of the corporate assets and liabilities and related transactions which are not separately identified with ongoing operating units of USX.

     "United States Steel Tax Group" shall mean the affiliated group of corporations as defined in section 1504 of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which United States Steel will be the common parent following the Distribution.

     "USX Consolidated Group" shall mean the group of entities that make up the affiliated group of corporations as defined in section 1504 of the Code, or similar group of entities as

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defined under corresponding provisions of the laws of other jurisdictions, of which USX, or a predecessor of USX under Treasury Regulations Section 1.1502-1(f)(4), is the common parent for all Pre-Distribution Periods.

     "USX Headquarters Tax" shall mean any Tax (but not including Income Taxes) with respect to, or incurred by reason of, the corporate headquarters activities of USX or any member of the USX Consolidated Group that was allocated between the Marathon Stock Group and the United States Steel Stock Group for financial statement purposes prior to the Distribution.

     "USX Shareholder" shall mean a holder of any class of USX stock on or before the Distribution Date, including shares of USX-U. S. Steel Group stock and shares of USX-Marathon Group stock.

     SECTION 1.02.  Terms Defined Elsewhere in this Agreement.

     For the purposes of this Agreement, the following terms shall have the meanings set forth in the Sections indicated below:

     Term                                                   Section
     ----                                                   -------
     Adjusted AMT Separate Return Liability.                4.02(b)(i)(B)
     Adjusted Separate Return Liability                     4.02(a)(ii)(D)
     After-Tax Amount                                       10.02(b)
     AMT                                                    4.02(b)
     AMT Separate Return Liability                          4.02(b)(i)
     Arbitrator                                             11.01
     Buy-out Payment                                        3.06(a)
     Combined Separate Return Liabilities                   4.02(a)(ii)(B)
     Consolidated MTCs                                      4.02(b)(ii)
     Consolidated Return Benefit or Detriment               4.02(a)(ii)(B)
     Consolidated Tax Attribute                             4.02(a)(ii)(C)(2)
     Demand                                                 11.01
     Dispute                                                11.01
     Dispute Resolution                                     11.01
     Indemnitee                                             7.05
     Indemnitor                                             7.05
     MOC                                                    6.01
     MTC                                                    4.02(b)
     Party                                                  11.01
     Panel                                                  11.01
     Payment Period                                         10.03
     Preempting Attributes                                  4.02(a)(iii)(A)
     Separate Return Basis                                  4.02(a)(i)
     Separate Return Liability                              4.02(a)(i)
     Total USX Liability                                    4.02(a)
     Total USX AMT Liability                                4.02(b)
     Transfer Taxes                                         4.04
     True-Up Payment                                        5.03(b)(iii)

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     SECTION 1.03.  Other Definitional Provisions.

     (a) The words "hereof," "herein," "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                                  ARTICLE II

                                    GENERAL

     SECTION 2.01.  Sole Tax Sharing Agreement.

     This Agreement shall constitute the entire agreement between United States Steel and Marathon and their respective affiliates (including direct or indirect corporate subsidiaries, controlled partnerships, and controlled limited liability companies) with respect to the subject matters herein. The USX Tax Allocation and Settlement Policy effective as of 1991 and as amended and restated as of August 26, 1997 (including any amendments thereto) shall be or shall have been terminated as of the Distribution Date. On and after the Distribution Date, United States Steel and Marathon and their respective affiliates (including direct or indirect corporate subsidiaries, controlled partnerships, and controlled limited liability companies) shall have no rights or liabilities (including, without limitation, any rights and liabilities that may have accrued prior to the Distribution Date) under such terminated agreements and arrangements, and this Agreement shall be the sole tax sharing or tax allocation agreement among such corporations.

     SECTION 2.02.  No Third Party Rights.

     Nothing in this Agreement shall be interpreted to create any rights or liabilities (i) among members of the Marathon Tax Group, (ii) among members of the United States Steel Tax Group, (iii) between the Marathon Tax Group and any USX Shareholder, Marathon shareholder or United States Steel shareholder, or
(iv) between the United States Steel Tax Group and any USX Shareholder, Marathon shareholder or United States Steel shareholder.

     SECTION 2.03.  Good Faith.

     All parties shall act in good faith with respect to all aspects of this Agreement.

                                  ARTICLE III

                     ADMINISTRATIVE AND COMPLIANCE MATTERS

     SECTION 3.01.  Designation Of Agent.

     (a) Except with respect to Tax Returns described in Sections 3.02(a)(iii) and 3.02(a)(iv) of this Agreement, United States Steel hereby irrevocably authorizes and designates, and agrees to cause each member of the United States Steel Tax Group to so authorize and designate, Marathon as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as Marathon, in its sole discretion, may deem appropriate in any and all matters relating to Taxes (including Tax Proceedings) for taxable years or portions thereof in which United States Steel and its affiliates were members of the USX Consolidated Group. In exercising its authority under this Section 3.01, Marathon shall act in good faith and in a reasonable manner consistent with the principles of this Agreement.

     (b) Marathon may, in its sole and absolute discretion, delegate at any time all or a portion of its authority, rights, or obligations under this Agreement to any corporation(s) or any person(s) (including, without limitation, United States Steel). Such delegation may be revoked by Marathon in its sole and absolute discretion.

     SECTION 3.02.  USX Consolidated Group Tax Returns and Elections.

     (a)  Original Tax Returns.

          (i) Marathon shall prepare and file the Consolidated Federal Tax Returns and Combined State Tax Returns of the USX Consolidated Group for all Pre-Distribution Periods with the assistance of the members of the United States Steel Tax Group; provided that, all such Tax Returns shall be (1) prepared in a manner that is consistent with the most recent prior Tax Return of the USX Consolidated Group that includes the relevant position or is supported by a written opinion of outside tax counsel or nationally recognized accounting firm indicating that the position is more likely than not to prevail if litigated, unless the parties otherwise agree in writing; (2) prepared in a manner that is consistent with Article 6 of this Agreement and any Ruling, Supplemental Ruling, Ruling Documents, or Supplemental Ruling Documents; and (3) filed on a timely basis (taking into account applicable extensions); and further provided that, Marathon shall prepare any Tax Return that includes Combined State Taxes on a separate return basis or combined return basis, as the case may be, consistent with the manner in which such return was filed for the immediately preceding period.

               (A) Marathon shall consult with United States Steel, and United States Steel shall assist Marathon, in preparing the portions of any such Tax Returns relating directly to any Tax Items generated solely by, or allocated solely to, the United States Steel Stock Group. Notwithstanding the obligation to consult with United States Steel, but subject to United States Steel's rights pursuant to Section 3.02(a)(i)(C) of this Agreement and subject to Section 3.02(c) of this Agreement, Marathon shall have the exclusive right to determine how the Tax Returns

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shall be prepared and filed, including, without limitation, the positions taken with respect to any Tax Item reported thereon, and how any elections shall be made thereon.

                (B) Marathon shall provide drafts of all Tax Returns of the USX Consolidated Group to United States Steel, in the case of Federal income tax no later than 30 Calendar Days prior to the due date for filing such Tax Return (including all applicable extensions), and in the case of State Income Tax and all other Taxes no later than 15 Calendar Days prior to the due date for filing such Tax Returns (including all applicable extensions).

                (C) If United States Steel requests that Marathon take a position relating to any Tax Item generated solely by, or allocated solely to, the United States Steel Stock Group (including a position with respect to the combined or separate status of a State Tax Return) that is (1) consistent with the most recent prior Tax Return of the USX Consolidated Group that includes the relevant position and (2) otherwise meets the requirements of Section 3.02(a)(i) of this Agreement, then Marathon shall reflect such position on the Tax Return. If United States Steel requests that Marathon take a position relating to any Tax Item generated solely by, or allocated solely to, the United States Steel Stock Group that is (1) supported by a written opinion of outside tax counsel or a nationally recognized accounting firm that the position is more likely than not to prevail in litigation (but does not meet the consistency requirements of the immediately preceding sentence) and (2) otherwise meets the requirements of
Section 3.02(a)(i) of this Agreement, then Marathon may decline to take such position on the Tax Return; provided that, Marathon shall make to United States Steel a Buy-out Payment pursuant to Section 3.06 of this Agreement.

          (ii) Marathon and the members of the Marathon Tax Group shall be solely responsible for the preparation and filing of (A) their respective Separate State Tax Returns for all taxable years, and (B) Tax Returns for the Marathon Tax Group for taxable years that begin after the Distribution Date.

          (iii) United States Steel and the members of the United States Steel Tax Group shall be solely responsible for the preparation and filing of (A) their respective Separate State Tax Returns for all taxable years, and (B) Tax Returns for the United States Steel Tax Group for taxable years that begin after the Distribution Date.

          (iv) All foreign Tax Returns shall be filed by the legal entities which had responsibility for filing such Tax Returns, regardless of whether such entities are members of the United States Steel Tax Group or the Marathon Tax Group after the Distribution.

          (v) Without limiting the generality of Sections 8.01 and 8.02 of this Agreement, Marathon shall provide United States Steel, and United States Steel shall provide Marathon, with any information relevant or required for the preparation of the Tax Returns described in this Section 3.02. No later than June 30, 2002, Marathon shall provide United States Steel with a list of all Consolidated Federal Tax Returns and Combined State Tax Returns that Marathon will file pursuant to Section 3.02(a) of this Agreement.

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

     (b) Amended Tax Returns, Claims for Refunds, and Tentative Carryback Adjustments.

          (i) Marathon shall prepare and file any amended Tax Return, claim for refund, or tentative carryback adjustment (including an IRS Form 1139 arising as a result of an election made pursuant to Section 3.02(c)(ii) of this Agreement involving a Tax Item of the United States Steel Tax Group arising in a Post-Distribution Period) affecting a Tax Item included, or to be included, on any Consolidated Federal Tax Return or Combined State Tax Return of the USX Consolidated Group; provided that, all such amended Tax Returns, claims for refund, or tentative carryback adjustment shall (A) be prepared in a manner that is consistent with Article 6 of this Agreement and any Ruling, Supplemental Ruling, Ruling Documents, or Supplemental Ruling Documents, (B) meet the requirements of Section 3.02(c) of this Agreement, and (C) be filed on a timely basis (taking into account applicable extensions).

          (ii) Marathon shall provide to United States Steel for its review any amended Tax Return, claim for refund, or tentative carryback adjustment of the USX Consolidated Group no later than 30 Calendar Days prior to its filing. Within 25 Calendar Days of receiving from Marathon such amended Tax Return, claim for refund, or tentative carryback adjustment, United States Steel shall have the right to request that Marathon not take any position proposed to be taken on such amended Tax Return, claim for refund, or tentative carryback adjustment relating to any Tax Item generated by (in whole or in part), or allocated to (in whole or in part), the Marathon Stock Group, and Marathon shall not take such position on an amended Tax Return, claim for refund, or tentative carryback; provided that, United States Steel shall make to Marathon a Buy-out Payment pursuant to Section 3.06 of this Agreement.

          (iii) United States Steel shall have the right to request that Marathon file an amended Tax Return, claim for refund, or tentative carryback adjustment relating to any Tax Item generated solely by, or allocated solely to, the United States Steel Stock Group; provided that, all such amended Tax Returns, claims for refund, or tentative carryback adjustments shall satisfy the requirements of Section 3.02(b)(i) of this Agreement. United States Steel shall submit such portion of the amended Tax Return, claim for refund, or tentative carryback adjustment to Marathon no later than 30 Calendar Days prior to the due date for filing such amended Tax Returns, claims for refund, or tentative carryback adjustments and Marathon shall either (A) file such amended Tax Return, claim for refund, or tentative carryback adjustment within 25 Calendar Days of receiving it from United States Steel or (B) exercise its buy-out right provided in the next sentence. Marathon may, in its sole and absolute discretion, decline to take any position proposed to be taken on such amended Tax Return, claim for refund, or tentative carryback adjustment relating to any Tax Item generated solely by, or allocated solely to, the United States Steel Stock Group; provided that, if such position otherwise satisfies the requirements of this Section 3.02(b)(iii), then Marathon shall make to United States Steel a Buy-out Payment pursuant to Section 3.06 of this Agreement.

     (c)  Elections.

          (i) Consistency. Any election that affects the Tax Items of both the Marathon Stock Group and the United States Steel Stock Group shall be made consistent with the most recently filed original Tax Return, unless the parties otherwise agree or the party seeking to make the inconsistent election makes a Buy-out Payment to the other party pursuant to
Section 3.06 (for purposes of applying section 3.06, any such election shall be treated as a position with respect to all affected Tax Items).

          (ii) Carryback of Post-Distribution Period United States Steel Losses and Credits. Subject to the standards for filing Tax Returns of the USX Consolidated Group set forth in Sections 3.02(a) and 3.02(b) of this Agreement, United States Steel may elect to carry back any Post-Distribution Period losses or credits of the United States Steel Tax Group that may be carried back to a Tax Return of the USX Consolidated Group under any pertinent section of the Treasury Regulations, and Marathon shall take any such election into account in preparing the relevant Tax Returns, including amended Tax Returns if necessary, of the USX Consolidated Group.

          (iii) Marathon may, at its option, elect, and the United States Steel Tax Group shall join it in electing (if necessary), to ratably allocate Tax Items (other than extraordinary Tax Items) of the United States Steel Stock Group in accordance with the relevant provisions of Treasury Regulations Section 1.1502-76. If Marathon makes such an election, the members of the United States Steel Tax Group shall provide to Marathon such statements as are required under the Treasury Regulations and other appropriate assistance.

          (iv) Marathon shall elect, and the United States Steel Tax Group shall join it in electing (if necessary), to reattribute any net operating loss or capital loss carryover of a member of the United States Steel Stock Group to USX in accordance with the relevant provisions of Treasury Regulations Section 1.1502-20(g). The members of the United States Steel Tax Group shall provide to Marathon such statements as are required under the Treasury Regulations and other appropriate assistance.

     SECTION 3.03.  USX Consolidated Group Tax Proceedings.

     (a)  Control Over Tax Proceedings.

     Subject to the limitations set forth below in this Section 3.03, Marathon shall have the exclusive right to control, contest, and represent the interests of United States Steel and each member of the United States Steel Tax Group in any Tax Proceeding relating to any Tax Item included on a Consolidated Federal Tax Return or Combined State Tax Return for all Pre-Distribution Periods, including the right to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted, or assessed, in connection with or as a result of any such Tax Proceeding, and including the right to execute waivers, choose the forum for contests, schedule conferences, and resolve or settle any Tax Item.

     (b)  United States Steel Participation Rights.

     Marathon shall consult with United States Steel, and United States Steel shall have the right (i) to represent the interests of itself and each member of the United States Steel Tax Group, in any Tax Proceeding relating to any Tax Item generated solely by, or allocated solely to, the United States Steel Stock Group, and (ii) to contest, resolve, settle, or agree to any deficiency, claim, or adjustment proposed, asserted, or assessed in connection with or as a result of such Tax Proceeding; provided that, the entering into of any such resolution, settlement, or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes shall be subject to the review and approval of Marathon which approval shall not be unreasonably withheld. Notwithstanding the preceding sentence, Marathon shall have the exclusive right to represent the interests of United States Steel and each member of the United States Steel Tax Group in any Tax Proceeding with respect to any Tax Items that are allocated to both the Marathon Stock Group and the United States Steel Stock Group; provided that, Marathon shall exercise this authority under this Section 3.03(b) without discriminating against United States Steel or any member of the United States Steel Tax Group unless Marathon makes to United States Steel a Buy-out Payment pursuant to Section 3.06 of this Agreement.

     (c)  Marathon Buy-Out Right.

     Notwithstanding Section 3.03(b) of this Agreement, Marathon shall have the right to concede, resolve, or settle any Tax Proceeding relating to any Tax Item generated by (in whole or in part), or allocated to (in whole or in part), the United States Steel Stock Group without the consent of United States Steel or any member of the United States Steel Tax Group; provided that, Marathon shall make to United States Steel a Buy-out Payment pursuant to Section 3.06 of this Agreement.

     (d)  United States Steel Buy-Out Right.

     Notwithstanding Section 3.03(a) of this Agreement, United States Steel shall have the right to request that Marathon concede, resolve, or settle any Tax Proceeding relating to any Tax Item generated by (in whole or in part), or allocated to (in whole or in part), the Marathon Stock Group, and Marathon shall be required to so concede, resolve, or settle such Tax Proceeding; provided that, United States Steel shall make to Marathon a Buy-out Payment pursuant to
Section 3.06 of this Agreement.

     (e)  Alternative Method for Administrative Resolution of Tax Proceedings.

     Notwithstanding Sections 3.03(a), 3.03(b), 3.03(c), and 3.03(d) of this Agreement, Marathon and United States Steel may mutually agree to resolve with the relevant Tax Authority any proposed adjustments to a Tax Return of the USX Consolidated Group in any manner mutually agreed to by Marathon and United States Steel (including settling any Tax Proceeding on a basis that benefits one Group to the detriment of the other), and may take any action consistent with this Agreement to facilitate such settlement (including payment from one Group to the other).

     (f)  Judicial Resolution of Tax Proceedings.

     In the event that any proposed adjustments to Tax Items of the USX Consolidated Group are not resolved administratively and a judicial resolution is necessary, Marathon and United States Steel shall consult regarding the choice of litigation forum and may agree to choose any available forum, which, as of the date of this Agreement, are the United States Tax Court, the

United States Court of Federal Claims, the United States district court with jurisdiction over the relevant Federal Tax Return, or a state court with jurisdiction over the relevant State Tax Return. If Marathon and United States Steel agree that the jurisdiction of a refund forum should be obtained, United States Steel shall make any payments required pursuant to Section 5.02(d) of this Agreement. If Marathon and United States Steel are unable to reach agreement as to the choice of litigation forum for any Federal tax matter, the United States Tax Court shall be selected as the litigation forum.

     SECTION 3.04.  Notices from Tax Authorities.

     (a) If any member of the Marathon Tax Group receives written notice of, or relating to, a Tax Proceeding from a Tax Authority that asserts, proposes or recommends a deficiency, claim, or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the United States Steel Stock Group, Marathon shall promptly provide a copy of such notice to United States Steel (but in no event later than ten Calendar Days following the receipt of such notice). If any member of the United States Steel Tax Group receives written notice of, or relating to, a Tax Proceeding from a Tax Authority that asserts, proposes or recommends a deficiency, claim, or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the Marathon Stock Group, United States Steel shall promptly provide a copy of such notice to Marathon (but in no event later than ten Calendar Days following the receipt of such notice).

     (b) Without limiting the generality of Section 12.04(b) of this Agreement, the failure of Marathon or United States Steel to promptly notify the other of any matter relating to a particular Tax for a taxable period shall not relieve the other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure. The remedy for such failure shall be determined pursuant to Section
12.05 of this Agreement.

     SECTION 3.05.  Supplemental Rulings.

     (a) Marathon shall have the right to obtain a Supplemental Ruling in its sole and exclusive discretion. If Marathon decides to obtain a Supplemental Ruling, United States Steel shall cooperate with Marathon and take any and all actions reasonably requested by Marathon in connection with obtaining the Supplemental Ruling (including, without limitation, by making any representation or covenant or providing any materials or information requested by any Tax Authority; provided that, United States Steel shall not be required to make any representation or covenant that is inconsistent with facts or as to future matters or events over which it has no control). In connection with obtaining a Supplemental Ruling (i) Marathon shall cooperate with and keep United States Steel informed in a timely manner of all material actions taken or proposed to be taken by Marathon in connection therewith; (ii) Marathon shall (A) reasonably in advance of the submission of any Supplemental Ruling Documents, provide United States Steel with a draft copy thereof; (B) reasonably consider United States Steel's comments on such draft copy; and (C) provide United States Steel with a final copy of all Supplemental Ruling Documents; and (iii) Marathon shall provide United States Steel with notice reasonably in advance of, and United States Steel shall have the right to attend, any formally scheduled meetings with any Tax Authority (subject to the approval of the Tax Authority) that relate to such Supplemental Ruling. Further, Marathon shall provide United States Steel with 30 Calendar Days to review such Supplemental Ruling under this Section 3.05(a) and shall not file such request prior to the expiration of 30 Calendar Days unless United States Steel agrees to such early filing in writing. Marathon shall bear all costs and expenses incurred in obtaining such Supplemental Ruling and shall reimburse United States Steel for all reasonable costs and expenses of outside third parties incurred by United States Steel in connection with obtaining a Supplemental Ruling requested by Marathon.

          (b) United States Steel hereby agrees that Marathon shall have, subject to Section 3.05(a) of this Agreement, sole and exclusive control over the process of obtaining a Supplemental Ruling and that only Marathon shall apply for a Supplemental Ruling. United States Steel further agrees that it shall not seek any guidance from the IRS or any other Tax Authority concerning the Distribution, except as set forth in Section 3.05(c) of this Agreement.

          (c) Marathon agrees that at the reasonable request of United States Steel, Marathon shall cooperate with United States Steel and use its reasonable efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the IRS or any other Tax Authority for the purpose of confirming (i) the Ruling or any Supplemental Ruling issued previously and (ii) compliance on the part of United States Steel or any member of the United States Steel Tax Group with its obligations under this Agreement. United States Steel shall reimburse Marathon for all reasonable costs and expenses incurred by Marathon in connection with obtaining a Supplemental Ruling requested by United States Steel.

          SECTION 3.06.  Buy-out Payments.

          (a) In General. Any payment made pursuant to this Section 3.06 (a "Buy-out Payment") shall be determined as follows.

          (b)  Buy-out Payments by Marathon.

               (i)  Amount of Buy-out Payment.

          The amount of a Buy-out Payment shall be determined by the parties.
If the parties are unable to agree on the amount of a Buy-out Payment within 30 Calendar Days from the time that the position which Marathon declines to take is proposed by United States Steel, and United States Steel does not withdraw its request and Marathon does not agree to take the position proposed (and the time available for taking such position has not expired), then the amount shall be determined pursuant to Dispute Resolution as provided in Section 11.01 of this Agreement in accordance with the following principles:

                    (A) The amount shall reflect the extent to which each party has acted in good faith with respect to the position proposed by United States Steel; and

              (B) The amount shall reflect the total benefit that would have been realized for all relevant taxable years by United States Steel had the position proposed by it been taken, including changes to the Separate Return Liability of United States Steel, payments from and to Marathon pursuant to
Section 5.03 of this Agreement, Federal Tax interest savings and costs which would have been allocated to United States Steel, and the likelihood that any such benefits projected to be realized in future years in fact would have been received; and

              (C) The amount shall reflect the relative likelihood that the position proposed by United States Steel would have prevailed in litigation; and

              (D) The amount shall reflect the time when the benefits would have been realized by United States Steel giving due regard to whether the position would have been taken on an original return or at some other time.

Upon a determination that a party has not acted in good faith, the amount may be reduced (but not below zero ($0)) and/or costs may be awarded as appropriate.

       (ii)   When Buy-out Payments are to be Made.

     Unless the parties otherwise agree, a Buy-out Payment shall be made within 30 Calendar Days of the time when United States Steel would have received the relevant benefit if Marathon had agreed to pursue the position proposed by United States Steel. If the amount of a Buy-out Payment is determined pursuant to Dispute Resolution, Marathon shall make such Buy-out Payment no later than 30 Calendar Days following the conclusion of such Dispute Resolution, and if such payment date occurs prior to, or subsequent to, the date on which United States Steel would have realized the benefit from the proposed position, then the amount of the Buy-out Payment shall reflect interest from the time such benefit would have been realized until the actual payment date.

       (iii)  Tax Item Deemed Transferred.

     If Marathon makes a Buy-out Payment with respect to a Tax Item generated by, or allocated to, the United States Steel Stock Group, such Tax Item thereafter shall be treated as a Tax Item allocated to the Marathon Stock Group for all purposes of this Agreement in all relevant taxable periods.

     (c) Buy-out Payments By United States Steel.

     The provisions of Section 3.06(b) of this Agreement shall be applied with respect to any Buy-out Payment by United States Steel by substituting "United States Steel" for "Marathon" each place that it appears and by substituting "Marathon" for "United States Steel" each place that it appears.

                                   ARTICLE IV

    DETERMINATION OF EACH GROUP'S SHARE OF THE USX CONSOLIDATED GROUP'S TAX
                         LIABILITY AND TAX ATTRIBUTES

     SECTION 4.01.  General.

     (a) While the provisions of this Article 4 are intended to reflect the principles of the USX Tax Allocation and Settlement Policy effective as of 1991 and as amended and restated as of August 26, 1997, that policy shall have been revoked in its entirety as provided in Section 2.01 of this Agreement and the provisions of this Article 4 shall control. The principles of this Article 4 shall be applied in all relevant years as if there were two Groups, the Marathon Stock Group and the United States Steel Stock Group, and all Tax Items of the Delhi Stock Group shall be allocated to the Marathon Stock Group and the United States Steel Stock Group as provided in Section 4.02(a)(i)(E) of this Agreement. The determination under this Article 4 of a Group's allocable share of the tax liability of the USX Consolidated Group shall be made for the year to which the adjustment relates rather than for the current year.

     (b) The entire determination required under this Article 4 shall be made whenever it is necessary to determine each Group's share of any tax liability of the USX Consolidated Group for any Pre-Distribution Period.

     (c) Given the uncertain effects of various Tax Items on the total liability of the USX Consolidated Group, it is understood that a certain amount of judgment will be necessary to apply this Article 4 and that both Marathon and United States Steel will act reasonably and in good faith when applying the principles of this Article 4.

     SECTION 4.02. Determination of Each Group's Allocable Share of the Federal Tax Liability of the USX Consolidated Group and Resulting Tax Attributes.

     If the USX Consolidated Group is a regular taxpayer in the relevant period, each Group's share of the regular Federal income tax liability of the USX Consolidated Group and resulting Tax Attributes shall be determined under
Section 4.02(a) of this Agreement; if the USX Consolidated Group is an alternative minimum taxpayer in the relevant period, each Group's share of the alternative minimum tax liability of the USX Consolidated Group and resulting Tax Attributes shall be determined under Section 4.02(b) of this Agreement.

     (a) Determination of Groups' Allocable Share if the USX Consolidated Group is a Regular Taxpayer in the Relevant Period.

     Each Group's allocable share of the regular Federal income tax liability of the USX Consolidated Group ("Total USX Liability") shall be determined by calculating the Group's Separate Return Liability pursuant to Section 4.02(a)(i) and then adjusting for the effects of the Consolidated Federal Tax Return of the USX Consolidated Group pursuant to Section 4.02(a)(ii). Each Group's share of the resulting Tax Attributes shall be determined by application of Section 4.02(a)(iii).

          (i) Groups' Separate Return Liability.

     The Federal regular income tax liability of the United States Steel Stock Group and the Marathon Stock Group (the "Separate Return Liability") shall be determined as if each Group were filing its own separate consolidated return (the "Separate Return Basis"). Without limiting the generality of the foregoing statement, the following special rules shall apply:

               (A) For purposes of determining the Separate Return Liability of each Group, the taxable income or loss of each Group shall be the income or loss of each Group for financial statement purposes adjusted as shown on an IRS Form Schedule M associated with such Group. Any item of income or expense that is allocated between the Groups for financial statement purposes shall be allocated in a manner consistent with such financial statements in order to compute taxable income or loss on a Separate Return Basis.

               (B) Dividend Income. For purposes of determining the Separate Return Liability of each Group, the tax treatment of any dividend income received by a Group shall be consistent with the actual tax consequences in the Tax Returns of the USX Consolidated Group.

               (C) Tax Elections. All tax elections, which must be made on a consolidated return basis, shall conform to those elected by the USX Consolidated Group.

               (D) Income Taxes relating to Holding Company Reorganization and Distribution.

                    (1) In the event that the USX Consolidated Group recognizes gain or other income as a result of the Holding Company Reorganization or Distribution being taxable due to the breach of a covenant or representation in
Article 6 of this Agreement by a member of the United States Steel Tax Group or an acquisition of United States Steel that violates Section 355(e) of the Code, the United States Steel Stock Group shall be allocated such gain or other income. No portion of such gain or other income shall be allocated to the Marathon Stock Group.

                    (2) In the event that the USX Consolidated Group recognizes gain or other income as a result of the Holding Company Reorganization or Distribution being taxable due to the breach of a covenant or representation in
Article 6 of this Agreement by a member of the Marathon Tax Group or an acquisition of Marathon that violates Section 355(e) of the Code, the Marathon Stock Group shall be allocated such gain or other income. No portion of such gain or other income shall be allocated to the United States Steel Stock Group.

                    (3) In the event that the USX Consolidated Group recognizes gain or other income as a result of the Holding Company Reorganization or Distribution being taxable due to an acquisition that violates Section 355(e) of the Code, and both United States Steel and Marathon have been acquired in transactions that are presumed to violate Section 355(e) of the Code (e.g., transactions that involve acquisitions by a third party of 50 percent or more of the stock of the relevant corporation), then such gain or other income shall be allocated to the Group whose acquisition occurred first in time (based on closing date). In the event that the USX Consolidated Group recognizes gain or other income as a result of the Holding Company Reorganization or Distribution being taxable under any other provision of the Code due to the breach of a covenant or representation in Article 6 of this Agreement, and both United States Steel and Marathon have breached a covenant or representation in Article 6 of this Agreement, then such gain or other income shall be allocated to the Group whose action causing such breach occurred first in time. No portion of such gain or other income shall be allocated to the other Group. Notwithstanding the foregoing, if the Distribution is characterized as other than a distribution of the stock of United States Steel and both United States Steel and Marathon (I) have been acquired in transactions that are presumed to violate Section 355(e) of the Code (e.g., transactions that involve acquisitions by a third party of 50 percent or more of the stock of the relevant corporation) or (II) have breached a covenant or representation in Article 6 of this Agreement, then any gain or other income recognized as a result of the Holding Company Reorganization or Distribution being taxable under any provision of the Code shall be allocated to the Group with respect to which such gain or other income is recognized.

                   (4) In the event that the USX Consolidated Group recognizes gain or other income as a result of the Holding Company Reorganization or Distribution being taxable, and no covenant or representation in Article 6 of this Agreement has been breached and neither United States Steel nor Marathon has been acquired in a transaction that is presumed to violate Section 355(e) of the Code, then any gain or other income shall be allocated to the Group with respect to which such gain or other income is recognized.

               (E) Taxes Relating to Sale of Delhi Stock Group. In the event that the tax liability of the USX Consolidated Group is adjusted as a result of an adjustment to the taxable gain or loss on the sale of the Delhi Stock Group or as the result of adjustments to Tax Items allocated to entities within the Delhi Stock Group, the United States Steel Stock Group's share of such tax liability shall be 39%. The Marathon Stock Group's share shall be the remaining portion.

               (F) Excess Loss Accounts and Deferred Intercompany Gains. Any tax liability resulting from the existence of any excess loss accounts or deferred intercompany gains immediately before the Distribution shall be allocated to the Group to which it relates and shall not be treated as a Tax relating to the Distribution under Section 4.02(a)(i)(D) of this Agreement. For purposes of this Agreement, an excess loss account shall relate to the Group which immediately before the Distribution owned the stock to which such excess loss account was attributable, and a deferred intercompany gain shall relate to the Group which immediately before the Distribution owned the entity whose gain was deferred.

               (G) Offsets to Refund Claims. Any tax liability that otherwise would be precluded by the relevant statute of limitations which is applied as an offset to a refund claim shall be allocated to the Group whose Tax Items are included on such refund claim. In the event that a refund claim is filed which includes Tax Items of both Groups, any such offsets shall be allocated first to the Group whose Tax Items generated such offset and then to the other Group.

               Example 1.
               ----------

               Assumptions. For the year at issue, the USX Consolidated Group files a claim for refund totaling $10 million, of which $8 million is attributable to Tax Items generated by, or allocated to, the United States Steel Stock Group and $2 million is attributable to Tax Items generated by, or allocated to, the Marathon Stock Group. The Tax Authority has an offset in the amount of $1 million, which is attributable entirely to Tax Items generated by, or allocated to, the Marathon Stock Group. The USX Consolidated Group receives a $9 million refund.

               Allocation. The offset is allocated to the Marathon Stock Group and reduces the portion of the refund allocated to Marathon to $1 million. Of the $9 million refund received by the USX Consolidated Group, $8 million is allocated to the United States Steel Stock Group and $1 million is allocated to the Marathon Stock Group.

               Example 2.
               ----------

               Assumptions. For the year at issue, the USX Consolidated Group files a claim for refund totaling $10 million, of which $8 million is attributable to Tax Items generated by, or allocated to, the United States Steel Stock Group and $2 million is attributable to Tax Items generated by, or allocated to, the Marathon Stock Group. The Tax Authority has offsets totaling $4 million, which are attributable entirely to Tax Items generated by, or allocated to, the Marathon Stock Group. The USX Consolidated Group receives a $6 million refund.

               Allocation. The offset is allocated first to the Marathon Stock Group and reduces the portion of the refund allocated to Marathon to $0. The offset is thereafter allocated to the United States Steel Stock Group, and reduces the refund allocated to the United States Steel Stock Group to $6 million.

               (H) Carryback of Post-Distribution United States Steel Losses and Credits. Any carryback of losses or credits of the United States Steel Tax Group to the Tax Returns of the USX Consolidated Group pursuant to an election described in Section 3.02(c)(ii) of this Agreement shall, for all purposes of this Agreement, be treated as a Tax Attribute of the United States Steel Stock Group.

          (ii) Adjustments To Group's Separate Return Liability For Regular Tax Effects Of Consolidated Group.

     The Separate Return Liability of each Group determined pursuant to Section 4.02(a)(i) of this Agreement shall be adjusted for the regular tax effects of the USX Consolidated Group as follows:

               (A) The Total USX Liability shall be determined for regular tax purposes, taking into account the effects of any carryforward or carryback of Tax Attributes from prior or future years, including the effects of any carrybacks from a Tax Return for a Post-Distribution Period of the United States Steel Tax Group carried back pursuant to Section 4.02(a)(i)(H) of this Agreement.

               (B) The Separate Return Liabilities of each Group determined pursuant to Section 4.02(a)(i) of this Agreement shall be combined (the "Combined Separate Return Liabilities"). The Combined Separate Return Liabilities shall be subtracted from the Total USX Liability to determine the aggregate net benefit or detriment of filing a Consolidated Federal Income Tax Return (the "Consolidated Return Benefit or Detriment").

               (C) The Consolidated Return Benefit or Detriment shall be allocated to the Group whose Tax Attributes caused the benefit or detriment. Such allocation shall be consistent with the actual usage of the Tax Attributes on the Tax Returns of the USX Consolidated Group. Without limiting the generality of the foregoing statement, the following special rules shall apply:

                    (1) For these purposes, Tax Attributes shall be deemed to cause a benefit to the extent that such Tax Attributes are used on the Tax Returns of the USX Consolidated Group but are not used by a Group on a Separate Return Basis; Tax Attributes shall be deemed to cause a detriment to the extent that such Tax Attributes are used by a Group on a Separate Return Basis but are not used on the Tax Returns of the USX Consolidated Group (except where preemption by the other Group's Tax Attributes occurs as set forth in Section 4.02(a)(iii) of this Agreement). Thus, the effect of a statutory limitation on the use of a Group's Tax Attribute on a Tax Return of the USX Consolidated Group shall be disregarded even if the statutory limitation is attributable to Tax Items of the other Group.

               Example.
               --------

               Assumptions. The Marathon Stock Group generates a $100 foreign tax credit that is used for purposes of computing the Separate Return Liability of the Marathon Stock Group for such year. The United States Steel Stock Group generates $100 of interest expense that is used in its entirety to compute the Separate Return Liability of the United States Steel Stock Group for the year and decreases the amount of the USX Consolidated Group's foreign source income. As a result of such interest expense, only $50 of the Marathon Stock Group's foreign tax credits is used in such year.

               Allocation. For purposes of allocating any net Consolidated Return Benefit or Detriment, the United States Steel Group's $100 of interest expense shall be treated as being used on the Tax Returns of the USX Consolidated Group and only $50 of the Marathon Stock Group's foreign tax credits shall be treated as being used on the Tax Returns of the USX Consolidated Group.

                    (2) To determine the utilization of each Group's share of a particular Tax Attribute when the amount of such Tax Attribute available exceeds the total amount of such Tax Attribute capable of being utilized on the Tax Return of the USX Consolidated Group (the "Consolidated Tax Attribute"), each Group's portion of the Consolidated Tax Attribute shall be an amount which bears the same ratio to the Consolidated Tax Attribute utilized as the amount of each Group's available Tax Attribute bears to the sum of all of the Groups' available Tax Attributes; provided that, the amount allocated to a Group shall not exceed the amount utilized by such Group on a Separate Return Basis. Each Group's remaining carryforwards and carrybacks of such Tax Attributes shall be adjusted to reflect the utilization determined under this Section 4.02(a)(ii)(C)(2).

               Example 1.
               ----------

               Assumptions. In the year at issue, each of the Marathon Stock Group and United States Steel Stock Group has $100 of MTC available. The USX Consolidated Group is able to use $100 of MTC on its Consolidated Federal Tax Return for such year. On a Separate Return Basis, the Marathon Stock Group is able to use $100 of MTC, and the United States Steel Stock Group is able to use $50 of MTC.

               Allocation. The amount of each Group's Tax Attributes utilized on the Consolidated Federal Tax Return of the USX Consolidated Group is determined as follows. The amount utilized by each Group is deemed to be an amount equal to the ratio of each Group's available Tax Attributes to the amount of such Tax Attributes utilized on USX's Consolidated Federal Tax Return. Since in this case each Group has $100 of MTC on a Separate Return Basis, each Group would be deemed to utilize 50% of the total utilized, or $50 of MTC.

               Example 2.
               ----------

               Assumptions. In the year at issue, each of the Marathon Stock Group and United States Steel Stock Group has $100 of MTC available. The USX Consolidated Group is able to use $100 of MTC on its Consolidated Federal Tax Return for such year. On a Separate Return Basis, the Marathon Stock Group is able to use $100 of MTC, and the United States Steel Stock Group is able to use $40 of MTC.

               Allocation. The amount of each Group's Tax Attributes utilized on the Consolidated Federal Tax Return of the USX Consolidated Group is determined as follows. The amount utilized by each Group is deemed to be an amount equal to the ratio of each Group's available Tax Attributes to the amount of such Tax Attributes utilized on USX's Consolidated Federal Tax Return limited by each Group's use of such Tax Attribute on a Separate Return Basis. Since the United States Steel Stock Group only utilized $40 of MTC on a Separate Return Basis, it shall be treated as having utilized $40 of MTC on the USX Consolidated Federal Tax Return and Marathon shall be treated as having utilized $60 of MTC. United States Steel shall have $60 of the remaining MTC carryforward or carryback, and Marathon shall have $40.

               (D) Determination Of Adjusted Separate Return Liability and Benefit. Each Group's Separate Return Liability shall be adjusted to reflect the portion of the Consolidated Return Benefit or Detriment allocated to such Group under this Section 4.02(a)(ii) (the "Adjusted Separate Return Liability"). To the extent a Group's Adjusted Separate Return Liability for a taxable period is below zero, and the Adjusted Separate Return Liability of another Group is greater than the Total USX Liability for that same taxable period, then such other Group shall have realized a benefit to the extent of the difference between its Adjusted Separate Return Liability and the Total USX Liability and shall make a payment under Section 5.03(a)(ii) of this Agreement.

               Example 1.
               ----------

               In the year at issue, Marathon has an Adjusted Separate Return Liability of $200, United States Steel has an Adjusted Separate Return Liability of ($100), and the Total USX Liability is $100. Marathon shall be treated as having realized a benefit of $100 (the difference between Marathon's Adjusted Separate Return Liability and the USX Total Liability), and a payment of $100 will be required from Marathon under Section 5.03(a)(ii) of this Agreement.

               Example 2.
               ----------

               In the year at issue, Marathon has a Separate Return Liability of $200, United States Steel has a Separate Return Liability of $100. The Total USX Liability is $200 because of the use of $100 of United States Steel MTC's, which United States Steel could not use on a Separate Return Basis. The $100 of Consolidated Return Benefit shall be allocated to United States Steel, decreasing its Adjusted Separate Return Liability from $100 to $0. Marathon's Adjusted Separate Return Liability remains at $200, and no payment will be required from Marathon under Section 5.03(a)(ii) of this Agreement.

        (iii)  Allocation of Tax Attributes and Adjustments.

     Tax Attributes in the relevant year shall be allocated to the Group that generated them. If and when possible, adjustments shall be made to reflect as closely as possible the Separate Return Liability of each Group where such adjustments may be made without affecting the Separate Return Liability of the other Group. Without limiting the generality of the foregoing, the following principles shall apply:

               (A)  Preemption Rule.

     For any Pre-Distribution Period, to the extent that a Group's Tax Attributes could have been utilized on a Separate Return Basis but actually are not used on the Tax Return of the USX Consolidated Group due to preemption by the other Group's Tax Attributes which could not have been used on a Separate Return Basis but are used on the Tax Return of the USX Consolidated Group (the "Preempting Attributes"), then (1) for all purposes, including specifically for purposes of applying the provisions of Articles 4 and 5 of this Agreement, the Preempting Attributes shall not be treated as utilized on the Tax Return of the USX Consolidated Group, and instead, (2) for purposes of applying this Article 4, there shall be, in all relevant years, a reallocation of Tax Attributes between the Groups in an amount equal to the Tax Attributes which have been preempted and which appropriately reflects each Group's Separate Return Liability.

               Example.
               --------

               Assumptions. In the year at issue, the Marathon Stock Group is able to use $100 of MTC on a Separate Return Basis. In the same year, the USX Consolidated Group utilizes $286 of net operating losses of the United States Steel Stock Group, which under the relevant ordering rules of the Code, preempt and displace in their entirety the $100 of MTC utilized by the Marathon Stock Group on a Separate Return Basis. The United States Steel Stock Group could not have used its net operating losses on a Separate Return Basis. There is no Consolidated Return Benefit or Detriment, because the utilization of the $286 of net operating losses of the United States Steel Stock Group exactly offsets the benefits of the utilization of the $100 of MTC of the Marathon Stock Group.

               Allocation. For purposes of Articles 4 and 5 of this Agreement, the Marathon Stock Group shall be treated as if its entire $100 of MTC were utilized on the Consolidated Federal Tax Return of the USX Consolidated Group (thus, Marathon shall not be required to make a payment pursuant to Section 5.03(a)(ii) of this Agreement associated with the utilization of the United States Steel net operating losses), and the MTC not so utilized by the USX Consolidated Group but treated as having been utilized, shall be reallocated to the United States Steel Stock Group for all purposes, including, without limitation, for purposes of further application of this
     Article 4.

               (B)  Displacement By Subsequent Attributes.

     If in any Pre-Distribution Period ("Year 1") a Group ("Group A") realizes the benefit from the utilization of the Tax Attributes of another Group ("Group B") on the Tax Return of the USX Consolidated Group and makes a payment for such realization under Section 5.03 of this Agreement, and in a subsequent year ("Year 2") Group A generates Tax Attributes which, on a Separate Return Basis, could have been carried back and utilized in Year 1, but which are not so carried back and utilized on the Tax Return of the USX Consolidated Group, then
(1) for all purposes, including specifically for purposes of applying the provisions of Articles 4 and 5 of this Agreement, Group A shall be treated as if it had not realized the benefit from the utilization of Group B's Tax Attributes in Year 1 (thus requiring Group B to refund to Group A the Section 5.03 payment previously received from Group A in Year 1), and (2) for purposes of applying this Article 4, there shall be, in all relevant years, a reallocation of Tax Attributes between the Groups to appropriately reflect each Group's Separate Return Liability; provided that, if the displaced attribute cannot be utilized on a Pre-Distribution Period Tax Return of the

USX Consolidated Group, then no reallocation of attributes shall be made under this Section 4.02(a)(iii)(B).

               Example.
               --------

               Assumptions. In 1998, the Marathon Stock Group generates $200 of net operating losses which it is unable to use on a Separate Return Basis; the United States Steel Group generates $100 of income, which on the Tax Return of the USX Consolidated Group is offset by $100 of the Marathon net operating losses. United States Steel makes a payment to Marathon for the use of the net operating losses under Section 5.03 of this Agreement. In 1999, the United States Steel Stock Group generates $100 of losses and the Marathon Stock Group has no income; on a Separate Return Basis, United States Steel would have been able to carry the losses back to 1998, but no such carryback is available on the Tax Returns of the USX Consolidated Group.

               Allocation. For purposes of this Article 4 and Article 5 of this Agreement, the United States Steel Stock Group shall not be treated as having used the $100 of Marathon losses in 1998, Marathon shall refund the
     Section 5.03 payment received from United States Steel in 1998, and the $100 of 1999 United States Steel losses shall be reallocated to Marathon.

     (b) Determination of Groups' Allocable Share if the USX Consolidated Group is an Alternative Minimum Taxpayer in the Relevant Period.

     Each Group's allocable share of the alternative minimum tax ("AMT") liability of the USX Consolidated Group ("Total USX AMT Liability") shall be determined under Section 4.02(b)(i) of this Agreement, and each Group's allocable share of the resulting Tax Attributes (Minimum Tax Credits or "MTCs") shall be determined under Section 4.02(b)(ii). For these purposes, AMT refers to the tentative minimum tax liability computed under Code Section 55(b) and not the excess amount computed under Code Section 55(a).

          (i) Each Group's Allocable Share Of the AMT Liability of the USX Consolidated Group.

     Each Group's allocable share of the Total USX AMT Liability shall be determined by calculating each Group's AMT liability computed on a Separate Return basis ("AMT Separate Return Liability") and then adjusting for the effects of the Consolidated Federal Tax Return of the USX Consolidated Group as follows:

               (A) Determination of AMT Separate Return Liability. Each Group's AMT Separate Return Liability shall be determined by applying the principles set forth in Section 4.02(a)(i) of this Agreement on an AMT basis.

               (B) Adjustments To Group's AMT Separate Return Liability For AMT Effects Of Consolidated Group. Each Group's AMT Separate Return Liability shall be adjusted for any AMT Consolidated Return Benefit Or Detriment by applying the principles in Section 4.02(a)(ii) of this Agreement on an AMT basis ("Adjusted AMT Separate Return Liability").

               (C) Allocation Of Total USX AMT Liability. The amount of Total USX AMT Liability is allocated to each Group up to the lesser of the Total USX AMT Liability or such Group's positive Adjusted AMT Separate Return Liability.

          (ii) Each Group's Allocable Share of the Resulting MTCs and Benefit.

     MTCs of the USX Consolidated Group (the "Consolidated MTCs") shall, to the extent possible, be allocated to each of the Groups in an amount such that the total regular Tax Attributes (i.e., Tax Attributes used against regular tax, including MTCs) received by the Group equals the excess of such Group's allocable share of the Total USX AMT Liability over its Adjusted Separate Return Liability (as computed under Section 4.02(a) of this Agreement). To the extent that the allocation of regular Tax Attributes is less than the excess of such Group's allocable share of the Total USX AMT Liability over its Adjusted Separate Return Liability, then the other Group shall have realized a benefit to the extent of such difference and shall make a payment under Section 5.03(a)(ii) of this Agreement.

                    Example 1.
                    ----------

               Assumptions. Marathon's Adjusted Separate Return Liability is $140, and its Adjusted AMT Separate Return Liability is $100; United States Steel's Adjusted Separate Return Liability is ($105), and its Adjusted AMT Separate Return Liability is ($20). The Total USX Liability is $35, and the Total USX AMT Liability is $80.

               Section 4.02(b)(i) Allocations. Marathon's share of the Total USX AMT Liability is $80, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability. United States Steel's share is $0 since it has no positive Adjusted AMT Separate Return Liability.

               Section 4.02(b)(ii) Allocations. The USX Consolidated Group will receive Consolidated MTCs of $45, which equals USX's $80 AMT liability minus $35 regular tax liability. There are no other regular Tax Attributes generated in the year. United States Steel's share of the resulting Consolidated MTCs equals $45 because its $0 allocable share of the Total USX AMT Liability exceeds its ($105) Adjusted Separate Return Liability. In contrast, Marathon's $80 allocable share of the Total USX AMT Liability is less than its $140 Adjusted Separate Return Liability, and it is not allocated any Consolidated MTCs. Since the $45 of regular Tax Attributes (in this case, Consolidated MTCs) received by United States Steel is less than the $105 difference between United States Steel's $0 allocable share of the Total USX AMT Liability and its ($105) Adjusted Separate Return Liability, Marathon has received a benefit to the extent of the difference, $60, requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement. In contrast, since Marathon's $80 allocable share of the Total USX

     AMT Liability is less than its $140 Adjusted Separate Return Liability, United States Steel has not received a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement.

               Example 2.
               ----------

               Assumptions. Marathon's Adjusted Separate Return Liability is $70, and its Adjusted AMT Separate Return Liability is $80; United States Steel's Adjusted Separate Return Liability is ($70), and its Adjusted AMT Separate Return Liability is $40. The Total USX Liability is $0, and the Total USX AMT Liability is $120.

               Section 4.02(b)(i) Allocations. Marathon's share of the Total USX AMT Liability is $80, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability. United States Steel's share of the Total USX AMT Liability is $40, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability.

               Section 4.02(b)(ii) Allocations. The USX Consolidated Group will receive total Consolidated MTCs of $120, which equals USX's $120 AMT liability minus $0 regular tax liability. There are no other regular Tax Attributes generated in the year. Marathon's share of the resulting Consolidated MTCs is $10, which equals the difference between its $80 allocable share of the Total USX AMT Liability and its $70 Adjusted Separate Return Liability. United States Steel's share of the resulting Consolidated MTCs is $110, which equals the difference between its $40 allocable share of the Total USX AMT Liability and its ($70) Adjusted Separate Return Liability. Since the $110 of regular Tax Attributes (in this case, Consolidated MTCs) received by United States Steel equals the difference between United States Steel's $40 allocable share of the Total USX AMT Liability and its ($70) Adjusted Separate Return Liability, Marathon did not receive a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement. Similarly, since the $10 of regular Tax Attributes (in this case, Consolidated MTCs) received by Marathon equals the difference between Marathon's $80 allocable share of the Total USX AMT Liability and its $70 Adjusted Separate Return Liability, United States Steel received no benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement.

               Example 3.
               ----------

               Assumptions. Marathon's Adjusted Separate Return Liability is $70, its AMT Separate Return Liability is $80, and its Adjusted AMT Separate Return Liability is $40 (i.e., there is an AMT Consolidated Return Benefit of $40 allocable to Marathon pursuant to the principles of Section 4.02(a)(ii) of this Agreement); United States Steel's Adjusted Separate Return Liability is ($70), and its Adjusted AMT Separate Return Liability is $20. The Total USX Liability is $0, and the Total USX AMT Liability is $60.

               Section 4.02(b)(i) Allocations. Marathon's share of the Total USX AMT Liability is $40, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability. United States Steel's Total USX AMT Liability is $20, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability.

               Section 4.02(b)(ii) Allocations. The USX Consolidated Group will receive total Consolidated MTCs of $60, which equals USX's $60 AMT liability minus $0 regular tax liability. There are no other regular Tax Attributes generated in the year. United States Steel's share of the resulting Consolidated MTCs is $60, because its $20 allocable share of the Total USX AMT Liability exceeds its ($70) Adjusted Separate Return Liability. Marathon's share of the resulting Consolidated MTCs is $0, because its $40 allocable share of the Total USX AMT Liability is less than its $70 Adjusted Separate Return Liability. Since the $60 of regular Tax Attributes (in this case, Consolidated MTCs) received by Steel is less than the $90 difference between United States Steel's $20 allocable share of the Total USX AMT Liability and its ($70) Adjusted Separate Return Liability, Marathon has received a benefit to the extent of the difference, $30, requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement. In contrast, since Marathon's $40 allocable share of the Total USX AMT Liability is less than its $70 Adjusted Separate Return Liability, Steel has not received a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement.

               Example 4.
               ---------

               Assumptions. Marathon's Adjusted Separate Return Liability is $10, and its Adjusted AMT Separate Return Liability is $100; United States Steel's Adjusted Separate Return Liability is $10, and its Adjusted AMT Separate Return Liability is ($20). The Total USX Liability is $20, and the Total USX AMT Liability is $80.

               Section 4.02(b)(i) Allocations. Marathon's share of the Total USX AMT Liability is $80, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability. United States Steel's share of the Total USX AMT Liability is $0, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability.

               Section 4.02(b)(ii) Allocations. The USX Consolidated Group will receive total Consolidated MTCs of $60, which equals USX's $80 AMT liability minus $20 regular tax liability. In addition, there are no other regular Tax Attributes generated in the year. Marathon's share of the resulting Consolidated MTCs is $60, because its $80 allocable share of the Total USX AMT Liability exceeds its $10 Adjusted Separate Return Liability. United States Steel's share of the resulting Consolidated MTCs is $0, because its $0 allocable share of the Total USX AMT Liability is less than its $10 Adjusted Separate Return Liability. Since the $60 of regular Tax Attributes (in this case, Consolidated MTCs) received by Marathon is less than the difference between Marathon's $80 allocable share of the Total USX AMT Liability and its $10 Adjusted Separate Return Liability, United States Steel receive a benefit in this amount requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement. In contrast, since United States Steel's $0 allocable share of the Total USX AMT Liability is less than its $10 Adjusted Separate Return Liability, Marathon has not received a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement.

               Example 5.
               ---------

               Assumptions. Marathon's Adjusted Separate Return Liability is $50, and its Adjusted AMT Separate Return Liability is $100; United States Steel's Adjusted Separate Return Liability is ($100), and its Adjusted AMT Separate Return Liability is ($20). The Total USX Liability is ($50), and the Total USX AMT Liability is $80.

               Section 4.02(b)(i) Allocations. Marathon's share of the Total USX AMT Liability is $80, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability. United States Steel's share of the Total USX AMT Liability is $0, which equals the lesser of the Total USX AMT Liability or its positive Adjusted AMT Separate Return Liability.

               Section 4.02(b)(ii) Allocations. The USX Consolidated Group will receive total Consolidated MTCs of $80, which equals USX's $80 AMT liability minus $0 regular tax liability. In addition, there is $50 of regular tax net operating losses generated in the year, which under Section 4.02(a)(iii) are allocated to United States Steel. Marathon's share of the resulting Consolidated MTCs is $30, which equals its $80 allocable share of the Total USX AMT Liability less its $50 Adjusted Separate Return Liability. United States Steel's share of the resulting Consolidated MTCs is $50, so that the total regular Tax Attributes received by United States Steel (in this case, net operating losses plus Consolidated MTCs) equals the $100 difference between its $0 allocable share of the Total USX AMT Liability less its ($100) Adjusted Separate Return Liability. Since the $30 of regular Tax Attributes (in this case, Consolidated MTCs) received by Marathon equals the difference between Marathon's $80 allocable share of the Total USX AMT Liability and its $50 Adjusted Separate Return Liability, United States Steel has not received a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement. Similarly, since the $100 of regular Tax Attributes (in this case, Consolidated MTCs and net operating losses) received by United States Steel equals the difference between United States Steel's $0 allocable share of the Total USX AMT Liability and its ($100) Adjusted Separate Return Liability, Marathon has not received a benefit requiring a payment pursuant to Section 5.03(a)(ii) of this Agreement.

     SECTION 4.03.  Allocation of Combined State Income Tax Liability.

     Any Combined State Income Tax Liability of the USX Consolidated Group shall be allocated in a manner consistent with the allocation provided in Section 4.02 of this Agreement for Consolidated Federal Income Tax Liability.

     SECTION 4.04. Transfer Taxes Related To Holding Company Reorganization and Distribution.

     In the event that the USX Consolidated Group owes any transfer, documentary, sales, use, stamp, or registration taxes and fees ("Transfer Taxes") as a result of the Holding Company Reorganization or the Distribution, the United States Steel Stock Group's share of such liability shall be 35 percent of any such Transfer Taxes. The Marathon Stock Group shall be liable for the remaining portion of any such Transfer Taxes.

     SECTION 4.05.  Other Taxes.

     Any other Taxes not specifically allocated in this Article 4 shall be allocated to the Group to which such Tax relates, and any USX Headquarters Tax liability which is not specifically allocated under any other section of this Agreement shall be allocated in the same manner as such Tax was allocated between the Groups for financial statement purposes with respect to the relevant period.

     SECTION 4.06. Deductions and Certain Taxes Related to Stock Options, SARs, and Restricted Stock.

     In the event that an employee or director of the Marathon Tax Group recognizes taxable income with respect to a stock option, restricted stock or SAR of United States Steel, the resulting tax deduction shall be allocated to United States Steel to the extent permitted by law, and any Payroll Taxes with respect thereto shall be allocated to United States Steel. In the event that an employee or director of the United States Steel Tax Group recognizes taxable income with respect to a stock option, restricted stock or SAR of Marathon, the resulting tax deduction shall be allocated to Marathon to the extent permitted by law, and any Payroll Taxes with respect thereto shall be allocated to Marathon.

                                   Article V

                         TAXES AND RELATED OBLIGATIONS

     SECTION 5.01.  Payment of Taxes to Tax Authorities.

     (a) Marathon shall pay (or cause to be paid) all Federal and State Taxes (including estimated Taxes and any adjustments to Taxes subsequently determined), interest, and Penalties with respect to any Tax Return of the USX Consolidated Group for all Pre-Distribution Periods; Marathon shall pay (or cause to be paid) all Taxes, interest, and Penalties relating to Tax Returns that Marathon is responsible for preparing pursuant to Sections 3.02(a)(i) and 3.02(a)(ii) of this

Agreement; United States Steel shall pay (or cause to be paid) all Taxes, interest, and Penalties relating to Tax Returns that United States Steel is responsible for preparing pursuant to Section 3.02(a)(iii) of this Agreement; and each entity responsible for filing a foreign Tax Return pursuant to Section 3.02(a)(iv) of this Agreement shall pay all Taxes, interest, and Penalties with respect to such Tax Return.

     (b) At any time, Marathon in its sole discretion may make a cash remittance to a Tax Authority with respect to Federal Taxes or Combined State Taxes to stop the running of interest in whole or in part. At any time, United States Steel may request that Marathon make a cash remittance to a Tax Authority to stop the running of interest in whole or in part with respect to a tax deficiency related to a Tax Item generated by, or allocated to, the United States Steel Stock Group, and Marathon shall comply with such remittance request; provided that, United States Steel makes a payment to Marathon pursuant to Section 5.02(d)(ii) of this Agreement.

     (c) Pursuant to any agreement with United States Steel under Section 3.03(f) of this Agreement, Marathon shall make a cash remittance to a Tax Authority to obtain the jurisdiction of a United States district court, the United States Court of Federal Claims, or a state court in any Tax Proceeding relating to a Tax described in this Agreement.

     (d) The parties may agree that, to the extent permitted by law, any payment to a Tax Authority with respect to a Tax of the USX Consolidated Group for a Pre-Distribution Period required to be paid by Marathon pursuant to Section 5.01 shall be allocated between the parties and that each party shall pay directly to the Tax Authority its share (as determined under this Agreement) of such Tax. Any payment by United States Steel pursuant to this Section 5.01(d) shall, to the extent of such payment, relieve Marathon's obligation to make a payment pursuant to Section 5.01 of this Agreement and satisfy United States Steel's payment obligation under Section 5.02 of this Agreement.

     SECTION 5.02.  Allocation of Tax Payments Between the Groups.

     (a) United States Steel Estimated Tax Payments.

         (i) No later than 20 Calendar Days prior to the due date (including all applicable and valid extensions), Marathon shall send to United States Steel a statement of any estimated tax liability owed to a Tax Authority by the USX Consolidated Group for any Pre-Distribution Period, including a statement of United States Steel's allocable share, as determined under the principles of
Article 4 of this Agreement, of such estimated tax liability.

         (ii) No later than two Business Days prior to the due date (including all applicable and valid extensions), United States Steel shall pay to Marathon, or Marathon shall pay to United States Steel, as appropriate, an amount equal to the difference, if any, between United States Steel's allocable share of the estimated tax liability and the aggregate amount of any installment payments previously made by the United States Steel Stock Group or the United States Steel Tax Group with respect to such taxable period.

          (iii) No later than two Business Days following the due date (including all applicable and valid extensions), Marathon shall provide United States Steel with a copy of the electronic transmittal record or other proof that payment of the estimated tax liability was made to the Tax Authority.

          (iv) United States Steel may invoke Dispute Resolution with respect to a disagreement over any payments required under Section 5.02(a)(ii) of this Agreement only after it has paid to Marathon any such amounts.

     (b)  United States Steel End-Of-Year Tentative Tax Payment.

          (i) No later than 20 Calendar Days prior to the due date, Marathon shall send to United States Steel an IRS Form 7004 of the USX Consolidated Group and a statement of United States Steel's allocable share, as determined under the principles of Article 4 of this Agreement, of any tentative tax liability shown on such Form 7004. No later than 20 Calendar Days prior to the due date, Marathon shall send to United States Steel any tentative or estimated State Tax Returns for each tentative Combined State Tax liability of the USX Consolidated Group and a statement of United States Steel's allocable share of any tentative tax liability shown on such filing as determined under the principles of Article 4 of this Agreement.

          (ii) No later than two Business Days prior to the due date, United States Steel shall pay to Marathon, or Marathon shall pay to United States Steel, as appropriate, an amount equal to the difference, if any, between United States Steel's allocable share of the tentative tax liability and the aggregate amount of the estimated installment payments previously made by the United States Steel Stock Group or the United States Steel Tax Group with respect to such taxable period.

          (iii) United States Steel may invoke Dispute Resolution with respect to a disagreement over any payments required under Section 5.02(b)(ii) of this Agreement only after it has paid to Marathon any such amounts.

     (c)  United States Steel Final Tax Payment.

          (i) No later than 20 Calendar Days prior to the due date (including all applicable and valid extensions), Marathon shall send to United States Steel a final Consolidated Federal Income Tax Return (an IRS Form 1120) of the USX Consolidated Group and a statement of United States Steel's allocable share, as determined under the principles of Article 4 of this Agreement, of any resulting tax liability. No later than 15 Calendar Days prior to the due date (including all applicable and valid extensions), Marathon shall send to United States Steel a final Combined State Tax Return for each Combined State Tax liability of the USX Consolidated Group and a statement of United States Steel's allocable share, as determined under the principles of Article 4 of this Agreement, of any resulting tax liability.

          (ii) No later than two Business Days prior to the due date (including all applicable and valid extensions) for any Tax Return described in
Section 5.02(c)(i), United States Steel shall pay to Marathon, or Marathon shall pay to United States Steel, as appropriate, an amount equal to the difference, if any, between the United States Steel's allocable share of the tax liability as determined by Marathon and the aggregate amount of the estimated installment payments previously made by the United States Steel Stock Group or the United States Steel Tax Group, including any end-of-year tentative tax payment or refund with respect to such taxable period pursuant to Section 5.02(b)(ii) of this Agreement.

          (iii) United States Steel may invoke Dispute Resolution with respect to a disagreement over any payments required under Section 5.02(c)(ii) of this Agreement only after it has paid to Marathon any such amounts.

     (d)  Other Tax Payments.

          (i)    In the event that United States Steel requests pursuant to
Section 5.01(b) of this Agreement, that Marathon make a cash remittance to a Tax Authority to stop the running of interest in whole or in part, United States Steel shall pay to Marathon the full amount that United States Steel has requested Marathon remit to such Tax Authority no later than two Business Days prior to the date on which Marathon will make such remittance to such Tax Authority. If United States Steel fails to make such payment to Marathon as provided above, Marathon need not make the requested remittance to the Tax Authority.

          (ii) In the event that United States Steel and Marathon agree pursuant to Section 3.03(f) of this Agreement to obtain the jurisdiction of a United States district court, the United States Court of Federal Claims, or a state court in any Tax Proceeding, and a payment is required pursuant to Section 5.01(c) of this Agreement, then no later than two Business Days prior to the date on which Marathon shall make such remittance, United States Steel shall pay to Marathon its appropriate share of the remittance. For purposes of this
Section 5.03(d)(ii), the parties shall use reasonable efforts to agree on the amount of each party's appropriate share of such remittance; provided that, if no agreement as to United States Steel's appropriate share is reached five Business Days prior to the date on which Marathon will make such remittance to the Tax Authority, Marathon shall determine United States Steel's appropriate share based on the ratio of the tax liability relating to Tax Items generated by, or allocated to, the United States Steel Stock Group that will be litigated to the total tax liability of the USX Consolidated Group that will be litigated. United States Steel may invoke Dispute Resolution with respect to a disagreement over any payment required under this Section 5.02(d)(ii) only after it has paid to Marathon any such amounts.

     (e)  Treatment of Adjustments to Taxes, Interest, and Penalties.

          (i)    Adjustments to Federal Taxes or Combined State Taxes.

                 (A)  Payment Obligation.

     If any adjustment is made in a Tax Return relating to Federal Taxes or Combined State Taxes of the USX Consolidated Group, after the filing thereof, then within 30 Calendar Days of the time of a Final Determination of such adjustment, United States Steel shall pay to Marathon, or Marathon shall pay to United States Steel, as the case may be and as appropriate, the difference between (1) all payments made, net of all refunds or recoupments received, by United States Steel in accordance with the principles of this
Section 5.02 for the taxable period covered by such Tax Return, and (2) the amount of Tax that is allocable to United States Steel in accordance with the principles of Article 4 of this Agreement for the taxable period covered by such Tax Return taking such adjustment into account when redetermining the tax allocation. In the event that Tax is owed to a Tax Authority following receipt of a Final Determination, United States Steel may invoke Dispute Resolution with respect to a disagreement over any payment required under this Section 5.02(e)(i)(A) only after it has paid to Marathon any such amounts.

               (B) Refunds Received Prior to Final Determination.

     In the event that an amended Tax Return, claim for refund, or tentative carryback adjustment (including, without limitation, any Consolidated Federal Tax Returns, Combined State Tax Returns, IRS Form 1139, or comparable form of any Tax Authority) is filed with respect to Tax Items of the United States Steel Stock Group or the United States Steel Tax Group pursuant to Section 3.02(b)(iii) of this Agreement and a refund is received prior to a Final Determination with respect to such amended Tax Return (such as in the case of a refund pursuant to an IRS Form 1139), Marathon shall pay such refund to United States Steel no later than two Business Days following receipt of such refund from the Tax Authority; except that, if (1) the amended Tax Return, claim for refund, or tentative carryback adjustment is not supported by a written opinion of outside tax counsel or a nationally recognized accounting firm indicating that the positions shown on such amended Tax Return, claim for refund, or tentative carryback adjustment should prevail if litigated, and (2) United States Steel does not have an investment grade credit rating at the time when such refund is received from the Tax Authority, then either (I) United States Steel shall provide some form of credit enhancement acceptable to Marathon in which case Marathon shall pay the refund to United States Steel no later than two Business Days after receipt of the credit enhancement agreed upon by the parties, or (II) Marathon shall place the refund received from the Tax Authority into an escrow account for the benefit of United States Steel, the principal and earnings of which will be applied towards any liability resulting from a disallowance of, in whole or in part, the amended Tax Return, claim for refund, or tentative carryback adjustment and the excess will be distributed to United States Steel at such time as a Final Determination of the amended Tax Return, claim for refund, or tentative carryback adjustment is received.

               (C) Refunds Received By United States Steel.

     In the event that United States Steel receives a refund from a Tax Authority relating to a Tax Return of the USX Consolidated Group, United States Steel shall notify Marathon of such refund no later than two Business Days following its receipt. No later than five Business Days following notification that such refund has been received by United States Steel, Marathon shall send to United States Steel a statement of the allocation of such refund between the parties. United States Steel shall pay Marathon's share of such refund to Marathon no later than two Business Days following receipt of such statement from Marathon. United States Steel may invoke Dispute Resolution with respect to a disagreement over any payment required under this Section 5.02(e)(i)(C) only after it has paid to Marathon any such amounts.

          (ii) Interest Resulting from Adjustments to Taxes.

               (A) Interest Owed To or Received From a Tax Authority.

     If any interest is to be paid to a Tax Authority, or is received from a Tax Authority, as a result of an adjustment to the USX Total Liability shown on a Tax Return of the USX Consolidated Group for any Pre-Distribution Period, such interest shall be allocated between the United States Steel Stock Group and the Marathon Stock Group by applying the applicable statutory rate to each Group's incremental tax liability or refund. No later than five Business Days prior to the date on which Marathon will make a payment relating to such interest to the relevant Tax Authority, Marathon shall notify United States Steel of (1) such planned date, and (2) its appropriate share of such remittance.

               Example.
               --------

               In the year at issue, a deficiency of Tax of $100 is determined for the USX Consolidated Group attributable to a Tax Item of the United States Steel Stock Group. Taking into account any payments made by the United States Steel Stock Group that offset such deficiency and the timing of such payments, the United States Steel Stock Group shall be allocated liability for all interest payments due and owing as a result of the $100 deficiency.

               (B) Overpayments and Underpayments.

     To the extent that a Group's payments with respect to a Tax Return of the USX Consolidated Group exceed its allocable share of the adjusted Total USX Liability, and the other Group's payments with respect to such Tax Return are less than its allocable share of the adjusted Total USX Liability, the Group that has overpaid shall be compensated for the benefit derived from the use of such overpayment by the other Group. The interest rate utilized for purposes of calculating the amount of the compensatory payment shall be the average of the overpayment and underpayment rates published pursuant to Sections 6621(a)(1) (the overpayment rate) and 6621(a)(2) (the underpayment rate) of the Code for such period.

               (C) United States Steel Interest Payment Obligation.

     United States Steel shall pay to Marathon (1) United States Steel's Section 5.02(e)(ii)(A) allocable share of any interest owed to a Tax Authority no later than two Business Days prior to the date on which Marathon will make a payment of such interest to the relevant Tax Authority and (2) the amount of any interest that United States Steel owes Marathon under Section 5.02(e)(ii)(B) no later than 30 Calendar Days subsequent to a Final Determination of the tax liability to which such interest is attributable. United States Steel may invoke Dispute Resolution with respect to a disagreement over any payment required under this Section 5.02(e)(ii) only after it has paid to Marathon any such amounts.

                    (D) Marathon Interest Payment Obligation.

     Marathon shall pay to United States Steel (1) United States Steel's Section 5.02(e)(ii)(A) allocable share of any interest received from a Tax Authority no later than two Business Days subsequent to the date on which such refund is received (provided that Marathon's obligation to pay such interest shall be subject to Section 5.02(e)(i)(B) of this Agreement) and (2) the amount of any interest that Marathon owes United States Steel under Section 5.02(e)(ii)(B) of this Agreement no later than 30 Calendar Days subsequent to a Final Determination of the tax liability to which such interest is attributable.

             (iii)  Penalties Owed to a Tax Authority.

                    (A) Penalties Associated With a Particular Tax Item.

     In the event that a Penalty is successfully asserted by a Tax Authority with respect to a Tax Return of the USX Consolidated Group and such Penalty is associated with a Tax Item of a particular Group or a Tax Item allocated to a particular Group under this Agreement, then such Group shall be allocated such Penalty. No later than five Business Days prior to the date planned for payment of a Penalty under this section, Marathon shall notify United States Steel of
(1) such planned date, and (2) its appropriate share of such payment.

                    (B) Penalties Not Associated With A Tax Item.

     In the event that a Penalty is successfully asserted by a Tax Authority with respect to a Tax Return of the USX Consolidated Group and such Penalty is not associated with a specific Tax Item, then Marathon shall determine United States Steel's appropriate share based on the ratio of the adjustments as Finally Determined with respect to Tax Items generated by, or allocated to, the United States Steel Stock Group to the total of all such Finally Determined adjustments shown on such Tax Return which provides the basis for the Penalty. No later than five Business Days prior to the date planned for payment of a Penalty under this section, Marathon shall notify United States Steel of (1) such planned date, and (2) its appropriate share of such payment.

                    (C) Penalties for Failure to Take Required Action.

     In the event that a Penalty is successfully asserted by a Tax Authority as a result of a failure to file a Tax Return or pay estimated Taxes by the USX Consolidated Group, the Group with responsibility for filing such Tax Return or paying such estimated Taxes under this Agreement shall be allocated the Penalty. In the event that a Penalty is successfully asserted by a Tax Authority as a result of a failure to file a Tax Return or pay estimated Taxes by the USX Consolidated Group prior to the Distribution, such Penalty shall be allocated 35 percent to United States Steel and 65 percent to Marathon.

               (D) United States Steel Penalty Payment Obligation.

     United States Steel shall pay Marathon the amount of any Penalty allocated to it under this Section 5.02(e)(iii) no later than two Business Days prior to the date on which Marathon will make a payment relating to such Penalty to the relevant Tax Authority. United States Steel may invoke Dispute Resolution with respect to a disagreement over any payment required under this Section 5.02(e)(iii) only after it has paid to Marathon any such amounts.

     SECTION 5.03.  Payment For Use of Group's Tax Attributes.

     (a)  Utilization of Tax Attributes.

          (i)  Pre-Distribution Estimated Benefit Payment.

     Prior to the effective time of the Distribution, the Marathon Stock Group will have paid (through a debt allocation as provided under the then-existing tax allocation policy) to the United States Steel Stock Group the estimated amount, discounted as described below, of the payment, if any, that would have been made by Marathon to United States Steel under Section 5.03(a)(ii) with respect to Federal Income Taxes of the USX Consolidated Group for the 2001 tax year. The amount of such payment will have been determined under the following principles:

               (A) The amount of such payment will have reflected the best estimate of the tentative liability for 2001 Federal Income Taxes for the USX Consolidated Group.

               (B) The amount of the payment will have been discounted back from the date such payment would have otherwise been due absent this Section 5.03(a)(i) to the Distribution Date, using a short-term, after-tax interest rate of 4%.

Any subsequent payments between Marathon and United States Steel described in this Section 5.03 shall take into account the undiscounted amount of the payment made under this Section 5.03(a)(i).

          (ii) Utilization of Tax Attributes in Pre-Distribution Periods.

     Upon the Effective Realization by any member of the Marathon Stock Group of the benefit attributable to a Tax Attribute generated by, or allocated to, the United States Steel Stock Group or the United States Steel Tax Group, Marathon shall pay to United States Steel an amount equal to the benefit received by the Marathon Stock Group on the date of Effective Realization thereof taking into account the sum of any payment made by Marathon pursuant to Section 5.03(a)(i) and the discount used in computing the amount of such payment. Upon the Effective Realization by any member of the United States Steel Stock Group of the benefit attributable to a Tax Attribute generated by, or allocated to, the Marathon Stock Group, United States Steel shall pay to Marathon an amount equal to the benefit received by the United States Steel Stock Group on the date of Effective Realization thereof. For purposes of this Section 5.03(a)(ii), the amount of the benefit Effectively Realized is determined under Section 4.02(a)(ii)(D) or Section 4.02(b)(ii) of this Agreement, as the case may be.

          (iii)  Utilization of Tax Attributes in Post-Distribution Periods.

     Upon the Effective Realization by any member of the Marathon Tax Group of the benefit attributable to a Tax Attribute generated by, or allocated to, the United States Steel Stock Group or the United States Steel Tax Group, Marathon shall pay to United States Steel, on the date of Effective Realization thereof, an amount equal to the benefit received by the Marathon Tax Group. Upon the Effective Realization by any member of the United States Steel Tax Group of the benefit attributable to a Tax Attribute generated by, or allocated to, the Marathon Stock Group, United States Steel shall pay to Marathon, on the date of Effective Realization thereof, an amount equal to the benefit received by the United Stated Steel Tax Group. For purposes of this Section 5.03(a)(iii), the amount of a benefit Effectively Realized by a Group equals the difference between (A) the tax liability of the Group taking into account utilization of the Tax Attribute generated by, or allocated to, the other Group and (B) the tax liability of the Group without utilizing the Tax Attribute of the other Group.

     (b)  True-Up Payments.

          (i) To the extent that any member of the Marathon Stock Group or the Marathon Tax Group Effectively Realizes, or has Effectively Realized under a prior tax allocation policy or agreement, the benefit attributable to a Tax Attribute generated by, or allocated to, the United States Steel Stock Group or United States Steel Tax Group (including a benefit determined under a prior application of this Section 5.03(b)) and there is an adjustment affecting the utilization of such Tax Attribute subsequent to such Effective Realization, the amount of the benefit Effectively Realized shall be redetermined, and United States Steel shall pay Marathon for any decrease, or Marathon shall pay United States Steel for any increase as the case may be, in the amount of the benefit Effectively Realized by the Marathon Stock Group or the Marathon Tax Group.

          (ii) To the extent that any member of the United States Steel Stock Group or United States Steel Tax Group Effectively Realizes, or has Effectively Realized under a prior tax allocation policy or agreement, the benefit attributable to a Tax Attribute generated by, or allocated to, the Marathon Stock Group or the Marathon Tax Group (including a benefit determined under a prior application of this Section 5.03(b)) and there is an adjustment affecting the utilization of such Tax Attribute subsequent to such Effective Realization, the amount of the benefit Effectively Realized shall be redetermined, and Marathon shall pay United States Steel for any decrease, or United States Steel shall pay Marathon for any increase as the case may be, in the amount of the benefit Effectively Realized by the United States Steel Stock Group or the United States Steel Tax Group.

          (iii) The amount of the payment under Sections 5.03(b)(i) and 5.03(b)(ii) of this Agreement (a "True-Up Payment") shall be the difference between (A) the benefit Effectively Realized by the Group prior to the adjustment and (B) the adjusted benefit Effectively Realized by such Group as determined under Article 4 of this Agreement following the adjustment.

     (c) Notwithstanding Sections 5.03(a) and 5.03(b) of this Agreement, Marathon shall not be obligated to pay United States Steel any amount Effectively Realized in a Post-Distribution Period relating to Tax Attributes generated by, or allocated to, the United States Steel Stock Group with respect to State Taxes.

     SECTION 5.04.  Failure to Meet Time Requirements.

     Without limiting the generality of Section 12.04(b) of this Agreement, no failure or delay by any party in taking any action pursuant to this Article 5, including the provision of any Tax Return or the making of any payment, shall operate as a waiver of any right, power, or privilege hereunder. Without limiting the generality of Section 12.05 of this Agreement, the remedy for any such failure or delay shall be limited to the actual damages suffered as a result of such failure or delay, including interest as provided in Section 10.03 of this Agreement for any late payments.

                                  ARTICLE VI

    CERTAIN REPRESENTATIONS AND COVENANTS IN CONNECTION WITH THE SEPARATION

     SECTION 6.01.  Representations of Marathon Tax Group.

     Marathon and each other member of the Marathon Tax Group represent to United States Steel and each member of the United States Steel Tax Group that, as of the date of this Agreement, there is no plan or intention to (i) liquidate Marathon or its wholly-owned subsidiary, Marathon Oil Company ("MOC"), (ii) sell or otherwise dispose of the assets of Marathon, MOC, or any other member of the Marathon Tax Group subsequent to the Distribution, except in the ordinary course of business, or to merge Marathon with another entity other than mergers occurring in connection with an acquisition by Marathon in pursuance of the business purpose discussed in the Ruling and Ruling Documents, (iii) take any action inconsistent with the information and representations furnished by USX in connection with the Ruling, (iv) purchase stock of Marathon other than in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by Marathon in connection with the Ruling, or
(v) enter into any negotiations, agreements or arrangements with respect to transactions or events (including, without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that may cause the Distribution to be treated under Section 355(e) of the Code as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock of Marathon or United States Steel representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

     SECTION 6.02.  Representations of United States Steel Tax Group.

     United States Steel and each other member of the United States Steel Tax Group represent to Marathon and each member of the Marathon Tax Group that, as of the date of this Agreement, there is no plan or intention to (i) liquidate United States Steel, (ii) sell or otherwise dispose of the assets of United States Steel or any other member of the United States Steel Tax

Group subsequent to the Distribution, except in the ordinary course of business, or to merge United States Steel with another entity other than mergers occurring in connection with an acquisition by United States Steel in pursuance of the business purpose discussed in the Ruling and Ruling Documents, (iii) take any action inconsistent with the information and representations furnished by USX in connection with the Ruling, (iv) purchase stock of United States Steel other than in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by United States Steel in connection with the Ruling, or (v) enter into any negotiations, agreements or arrangements with respect to transactions or events (including, without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that may cause the Distribution to be treated under
Section 355(e) of the Code as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock of Marathon or United States Steel representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

     SECTION 6.03. Representations of Marathon Tax Group and United States Steel Tax Group regarding USX Shareholders.

     Marathon and each other member of the Marathon Tax Group and United States Steel and each other member of the United States Steel Tax Group represent that it is not aware of any plan or intention by any five percent USX Shareholder and, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining USX Shareholder or USX securityholder to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, Marathon or United States Steel after the Distribution other than the redemption of the 6.5% preferred stock of USX and the Quarterly Income Preferred Securities in connection with the Distribution.

     SECTION 6.04.  Marathon Tax Group Covenants.

     Marathon and each other member of the Marathon Tax Group covenant to United States Steel and each member of the United States Steel Tax Group that (i) during the Two-Year Period, Marathon shall continue the active conduct of a trade or business, within the meaning of Section 355 of the Code and the regulations promulgated thereunder, that had been conducted throughout the five-year period prior to the Distribution, (ii) during the Two-Year Period, Marathon and MOC shall not liquidate, (iii) during the Two-Year Period, Marathon shall not sell, exchange, distribute, or otherwise dispose of the assets of Marathon, MOC or any other member of the Marathon Tax Group, except in the ordinary course of business, and shall not merge Marathon with another entity other than mergers occurring in connection with an acquisition by Marathon in pursuance of the business purpose discussed in the Ruling and Ruling Documents, (iv) no member of the Marathon Tax Group shall purchase stock of Marathon, other than in accordance with Revenue Procedure 96-30 and in conformity with the representations furnished by Marathon in connection with the Tax Ruling, and (v) on or after the Distribution Date, Marathon shall not enter into any transaction or make any change in equity structure (including without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that may cause the Distribution to be treated under Section 355(e) of the Code as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock of Marathon or United States Steel representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

     SECTION 6.05.  United States Steel Tax Group Covenants.

     United States Steel and each other member of the United States Steel Tax Group covenant to Marathon and each member of the Marathon Tax Group that (i) during the Two-Year Period, United States Steel shall continue the active conduct of a trade or business, within the meaning of Section 355 of the Code and the regulations promulgated thereunder, that had been conducted throughout the five-year period prior to the Distribution, (ii) during the Two-Year Period, United States Steel shall not liquidate, (iii) during the Two-Year Period, United States Steel shall not sell, exchange, distribute, or otherwise dispose of the assets of United States Steel or any other member of the United States Steel Tax Group, except in the ordinary course of business, and shall not merge United States Steel with another entity other than mergers occurring in connection with an acquisition by United States Steel in pursuance of the business purpose discussed in the Ruling and Ruling Documents, (iv) no member of the United States Steel Tax Group shall purchase stock of United States Steel, other than in accordance with Revenue Procedure 96-30 and in conformity with the representations furnished by United States Steel in connection with the Tax Ruling, and (v) on or after the Distribution Date, United States Steel shall not enter into any transaction or make any change in equity structure (including without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that may cause the Distribution to be treated under
Section 355(e) of the Code as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock of Marathon or United States Steel representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

                                  ARTICLE VII

                                  INDEMNITIES

     SECTION 7.01. Indemnification of Marathon Tax Group by United States Steel Tax Group.

     United States Steel and each other member of the United States Steel Tax Group shall jointly and severally indemnify Marathon and each other member of the Marathon Tax Group against and hold them harmless from:

     (a) liability for Taxes allocated to any member of the United States Steel Stock Group under Article 4 of this Agreement, including, but not limited to, Taxes relating to (i) the Distribution or the Holding Company Reorganization, and (ii) the sale of the Delhi Stock Group or adjustments to Tax Items allocated to entities within the Delhi Stock Group;

     (b) liability for Taxes attributable to any member of the United States Steel Tax Group relating to any taxable period; and

     (c) liability for any interest or Penalty allocated to United States Steel under Article 5 of this Agreement.

     SECTION 7.02. Indemnification of United States Steel Tax Group by Marathon Tax Group.

     Marathon and each other member of the Marathon Tax Group shall jointly and severally indemnify United States Steel and each other member of the United States Steel Tax Group against and hold them harmless from:

     (a) liability for Taxes allocated to any member of the Marathon Stock Group under Article 4 of this Agreement, including, but not limited to, Taxes relating to (i) the Distribution or the Holding Company Reorganization, and (ii) the sale of the Delhi Stock Group or adjustments to Tax Items allocated to entities within the Delhi Stock Group;

     (b) liability for Taxes attributable to any member of the Marathon Tax Group relating to any taxable period; and

     (c)  liability for any interest or Penalty allocated to Marathon under
Article 5 of this Agreement.

     SECTION 7.03.  Mutual Indemnification for Failure to Pay.

     Each member of the Marathon Tax Group shall jointly and severally indemnify each member of the United States Steel Tax Group, and their respective directors, officers and employees, and hold them harmless from and against any Tax or loss that is attributable to, or results from the failure of any member of the Marathon Tax Group to make any payment required to be made under this Agreement. Each member of the United States Steel Tax Group shall jointly and severally indemnify each member of the Marathon Tax Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or loss that is attributable to, or results from, the failure of any member of the United States Steel Tax Group to make any payment required to be made under this Agreement.

     SECTION 7.04. Mutual Indemnification for Inaccurate or Incomplete Information.

     Each member of the Marathon Tax Group shall jointly and severally indemnify each member of the United States Steel Tax Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or loss attributable to the negligence of any member of the Marathon Tax Group in supplying any member of the United States Steel Tax Group with inaccurate or incomplete information (including estimates), in connection with the preparation of any Tax Return or with respect to any Tax Proceeding. Each member of the United States Steel Tax Group shall jointly and severally indemnify each member of the Marathon Tax Group and their respective directors, officers and employees, and hold them harmless from and against any Tax or loss attributable to the negligence of any member of the United States Steel Tax Group in supplying any member of the Marathon Tax Group with inaccurate or incomplete information (including estimates), in connection with the preparation of any Tax Return or with respect to any Tax Proceeding.

     SECTION 7.05.  Additional Indemnity Amounts.

     Each party with indemnification obligations under Sections 7.01, 7.02, 7.03, or 7.04 of this Agreement (an "Indemnitor") shall also pay to each party that is indemnified by such Indemnitor under such provision (an "Indemnitee") all liabilities, losses, damages, assessments, settlements, judgments, costs or properly documented expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) arising out of or incident to the imposition, assessment or assertion of any liabilities or damage described in such provision, including, without limitation, those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such liability or damage.

     SECTION 7.06.  Notice of Claim.

     The Indemnitee agrees to give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of this Agreement.

     SECTION 7.07.  Discharge of Indemnity.

     An Indemnitor shall discharge its indemnification obligations by paying all amounts specified in Sections 7.01, 7.02, 7.03, 7.04, or 7.05 of this Agreement within 30 Calendar Days of demand therefore. After a Final Determination of an obligation for which an Indemnitee is to be indemnified, the Indemnitee shall send a statement to the Indemnitor showing the amount, if any, due under such provisions. Calculation of the amounts specified in Sections 7.01 and 7.02 of this Agreement shall be in accordance with the principles of Article 4 of this Agreement. An Indemnitor may dispute in good faith the fact or the amount of any indemnification obligation under Sections 7.01, 7.02, 7.03, 7.04 or 7.05 of this Agreement pursuant to the Dispute Resolution mechanism provided in Section
11.01 of this Agreement.


                                  ARTICLE VIII

                         COMMUNICATIONS AND COOPERATION

     SECTION 8.01.  Consult and Cooperate.

     Marathon and United States Steel shall consult and cooperate fully (and shall cause their respective affiliates to cooperate fully) at such time and to the extent reasonably requested by a party to this Agreement in connection with all matters subject to this Agreement. The cooperation under this Section 8.01 shall include, without limitation:

     (a) the provision on reasonable request of any information (including, without limitation, any books, records, documentation or other information) pertaining to Tax matters relating to the Marathon Stock Group and the United States Steel Stock Group, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

     (b) the execution, acknowledgement and delivery of any instrument or document that may be necessary or helpful in connection with (A) any Tax Return,
(B) any Tax Proceeding or other litigation, investigation or action, or (C) the carrying out of the parties' respective obligations under this Agreement;

     (c) the use of the parties' reasonable efforts to obtain any documentation from a Tax Authority, another governmental authority or another third party that may be necessary or helpful in connection with the foregoing;

     (d) the retention of Tax Records as set forth in Section 9.02 of this Agreement; and

     (e) the assistance of the parties in the preparation of any Tax Returns described in Sections 3.02(a)(i) and 3.02(b) of this Agreement.

     SECTION 8.02.  Provide Information.

     Marathon and United States Steel shall keep one another fully informed with respect to any material developments relating to the matters subject to this Agreement.

                                  ARTICLE IX

                                  TAX RECORDS

     SECTION 9.01.  Ownership of Tax Records.

     Ownership of all books, records, documentation, or other information relating to any Tax Return or Tax Proceeding of the USX Consolidated Group shall be determined in accordance with Section 11.1 of the Agreement and Plan of Reorganization.

     SECTION 9.02.  General Tax Records Retention Policy.

     (a) Marathon and United States Steel shall, and shall cause their respective affiliates to, retain and provide on reasonable demand books, records, documentation, or other information relating to any Tax Return or Tax Proceeding, until the later of (i) the expiration of the applicable statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event that any claim is made under this Agreement or by any Tax Authority for which such information is relevant, the receipt of a Final Determination with respect to such claim.

     (b) The following categories of documents shall be retained for the periods (in years) outlined below.

                  Functional Description of Records                    Retention Period (years)
                  ---------------------------------                    ------------------------
Federal Income Tax Returns, Audits, Tax Balance Sheets, and                   Permanent
Supporting Data and Schedules
Correspondence Files Relating to Federal Tax Settlements, Claims,                10
Legislation, Decisions, Accounting Instructions, etc.
Foreign Taxes                                                                 Permanent
State Income and Franchise Taxes
         Returns, Certificates, and Supporting Data and Schedules                25
         Licenses                                                                 6
         Audits and General Correspondence                                       25
State Sales, Use and Similar Taxes
         Returns, Certificates, and Supporting Data and Schedules                 7
         Audits and General Correspondence                                       10
Ad Valorem Taxes
         Tax Receipts and Payments                                               50
         All Other Ad Valorem                                                    15
Unemployment Compensation  Company
         Returns and Associated Supporting Data and Schedules                     8
         Audits, Claims, Charges, and General Correspondence                      8
Federal Income and FICA Withholding  Employees
         Returns                                                                 15
         Information Returns                                                      6
         Correspondence                                                           6
State and City Withholding
         Returns                                                                  6
         Correspondence                                                           6
Tax Review Files
         Pension Programs                                                        50
         Acquisitions, Mergers, Liquidations, and Joint Ventures                 50
         Insurance, Incentive and Similar Plans                                  15
         All Other, Including Leases, Service Contracts, Timber and              25
         Mineral Rights, etc.
General Tax Division Subject Files                                               10
Tax Exemption Certificates from Customers
         Blanket Type                                                 4 years after last usage
         Single Sale Type (unit)                                        4 years after usage

     SECTION 9.03.  Exceptions to Duty to Provide Records.

     (a) Notwithstanding any other provision of this Agreement, no member of the Marathon Tax Group shall be required to provide any member of the United States Steel Tax Group access to or copies of (i) any tax information as to which any member of the Marathon Tax Group is entitled to assert the protection of any evidentiary privilege, including, but not limited to, the attorney-client privilege and the attorney work product doctrine, or (ii) any tax information as to which any member of the Marathon Tax Group is subject to an obligation to maintain the confidentiality of such information. Marathon shall use reasonable efforts to separate any such information from any other information to which United States Steel is entitled to access or to which United States Steel is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 9.03(a).

     (b) Notwithstanding any other provision of this Agreement, no member of the United States Steel Tax Group shall be required to provide any member of the Marathon Tax Group access to or copies of (i) any tax information as to which any member of the United States Steel Tax Group is entitled to assert the protection of any evidentiary privilege, including, but not limited to, the attorney-client privilege and the attorney work product doctrine, or (ii) any tax information as to which any member of the United States Steel Tax Group is subject to an obligation to maintain the confidentiality of such information. United States Steel shall use reasonable efforts to separate any such information from any other information to which Marathon is entitled to access or to which Marathon is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 9.03(b).

                                   ARTICLE X

                                   PAYMENTS

     SECTION 10.01.  Procedure for Making Payments.

     All payments to be made under this Agreement shall be made in immediately available funds.

     SECTION 10.02.  Tax Consequences of Payments.

     (a) For all tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than an interest payment) as a capital contribution or dividend distribution, as the case may be, immediately prior to the Distribution Date and, accordingly, as not includible in the taxable income of the recipient.

     (b) If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement results in any increased tax liability or reduction of any Tax Attribute of the recipient of such payment, the payor shall pay to the recipient an amount (the "After-Tax Amount") equal to the sum of (i) any increase in the Taxes of the recipient as a result of receiving the payment from the payor (which shall itself be grossed up to take into account such payment, if applicable) and (ii) any interest or Penalty attributable to such increased tax liability or to the reduction of such Tax Attribute. The payor shall not be required to pay the After-Tax Amount to the extent (1) the payor does not receive a deduction for such payment, or (2) the recipient obtains a deduction corresponding to the payment.

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

     SECTION 10.03.  Interest.

     Payments made pursuant to this Agreement that are not made within the period prescribed in this Agreement, or if no period is prescribed within 15 Calendar Days after demand for payment is made (the "Payment Period"), shall bear interest for the period from and including the date immediately following the last Business Day of the Payment Period through and including the date of payment at a rate equal to the rate for underpayments under Code Section 6621(a)(2), without regard to the large corporate underpayment rate provided in Code Section 6621(c). Such interest shall be calculated on the basis of the actual number of days for which due.

                                  ARTICLE XI

                                   DISPUTES

     SECTION 11.01.  Dispute Resolution.

     In the event that Marathon, on the one hand, and United States Steel, on the other hand, disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute (the "Dispute"). The parties shall escalate the Dispute through the executive chain of command, such that if the chief tax officers are unable to resolve the Dispute within ten Calendar Days, the chief financial officers will attempt to resolve the Dispute. If such Dispute is not resolved by the chief financial officers within 30 Calendar Days following the commencement of the Dispute, each of United States Steel and Marathon shall have the right to submit such Dispute to arbitration in accordance with the procedures set forth in this
Section 11.01. Resolution of any and all such Disputes ("Dispute Resolution") shall be exclusively governed by and settled in accordance with the provisions of this Section 11.01; provided that nothing contained herein shall preclude either party from seeking or obtaining injunctive relief or equitable or other judicial relief to enforce this Section 11.01.

     United States Steel or Marathon (each, a "Party") may commence proceedings hereunder by delivering a written notice (the "Demand") to the other Party providing a reasonable description of the Dispute to the other and expressly requesting resolution hereunder. In the event that a Dispute involves the amount of a payment under this Agreement, the Party with the payment obligation shall make such payment before commencing arbitration under this Section.

     Following delivery of the Demand, Marathon and United States Steel shall jointly retain a tax attorney or certified public accountant that is a member of a nationally recognized law firm or nationally recognized accounting firm or a tax professor at an accredited law school (the "Arbitrator") to resolve the Dispute. In the event that the Parties are unable to agree on an Arbitrator, the Dispute shall be resolved by a panel consisting of three Arbitrators acting by majority vote (the "Panel"). Of the three Arbitrators comprising the Panel, one Arbitrator shall be selected by United States Steel, one Arbitrator shall be selected by Marathon, and one Arbitrator shall be jointly selected by the Arbitrators selected by United States Steel and Marathon. If either United States Steel or Marathon fails to select an Arbitrator within 15

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

Calendar Days after delivery of the Demand, or within 15 Calendar Days of appointment of both Arbitrators they are unable to agree upon a third, then upon application by either Party such Arbitrator or Arbitrators (meeting the requirements above) shall be appointed by the Court of Chancery of the State of Delaware. If an Arbitrator becomes unable to serve, his or her successors shall be selected or appointed in accordance with this Section. Marathon and United States Steel shall act in good faith in selecting the Arbitrator or Panel and shall use reasonable efforts to reach agreement on such Arbitrator or Panel. The Arbitrator or Panel shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Marathon and United States Steel shall each take, or cause to be taken, any action necessary to implement the decision of the Arbitrator or Panel. The fees and expenses relating to the Arbitrator or Panel shall be borne equally by Marathon and United States Steel unless the Arbitrator or Panel decides otherwise.

     The Parties hereby agree to submit all Disputes to arbitration under the terms hereof, and the arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. Unless otherwise agreed by the Arbitrator or Arbitrators, the arbitration shall be conducted in Pittsburgh, Pennsylvania, if the arbitration is commenced by Marathon, or in Houston, Texas, if the arbitration is commenced by United States Steel.

                                  ARTICLE 12

                                 MISCELLANEOUS

     Section 12.01.  Guarantee.

     Marathon shall guarantee the obligations under this Agreement of each other member of the Marathon Tax Group. United States Steel shall guarantee the obligations under this Agreement of each other member of the United States Steel Tax Group.

     Section 12.02.  Authorization.

     Each of Marathon and United States Steel hereby represents and warrants that (i) it has the power and authority to execute, deliver and perform this Agreement, (ii) this Agreement has been duly authorized by all necessary corporate action on the part of such party, (iii) this Agreement constitutes a legal, valid and binding obligation of such party, and (iv) the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of such party's charter or bylaws or any agreement, instrument or order binding on such party.

     Section 12.03.  Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to:


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

     If to Marathon, to:

                   Marathon Oil Corporation
                   5555 San Felipe Road
                   Houston, Texas  77056-2723
                   Attn:  Chief Tax Officer
                   __________________ (facsimile)

     If to United States Steel, to:

                   United States Steel Corporation
                   600 Grant Street
                   Pittsburgh, PA  15219
                   Attn:  Chief Tax Officer
                   __________________ (facsimile)

or any other address or facsimile number as such party may hereafter specify in writing for this purpose by written notice to the other parties to this Agreement. Each such notice, request or other communication under this section shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given above; provided that, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service; provided that, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing; provided that, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested.

     SECTION 12.04. Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended, supplemented, or waived if, and only if, such amendment, supplement, or waiver is in writing and signed by the parties.

     (b) Notwithstanding any other section of this Agreement, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.05. Damages.

     The remedy for any failure or delay in satisfying the obligations contained herein shall be limited to the actual damages suffered as a result of such failure or delay, including interest as provided in Section 10.03 of this Agreement for any late payments.

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

     SECTION 12.06.  Expenses.

     (a) Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses (including, without limitation, attorneys' fees and other professional fees and expenses).

     (b) Without limiting the generality of Section 12.06(a), each party shall bear the costs and expenses in connection with the preparation for or conduct of any Tax Proceeding that is not an audit (i) with respect to Tax Items that are allocated to such party under this Agreement, and/or (ii) with respect to which such party has an indemnification obligation under Article 7 of this Agreement.

     SECTION 12.07.  Information for Shareholders.

     United States Steel shall provide each USX Shareholder that receives United States Steel stock pursuant to the Distribution with the information necessary for such USX Shareholder to comply with the requirements of Section 355 of the Code and the Treasury Regulations thereunder with respect to any statements that such USX Shareholders must file with their Tax Returns demonstrating the applicability of Section 355 of the Code to the Distribution.

     SECTION 12.08.  Successors and Assigns.

     The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors (whether by merger, acquisition of assets or otherwise, and, including, without limitation, any successor succeeding to the Tax Attributes of a party under
Section 381 of the Code) and assigns, to the same extent as if such successor or assign had been an original party to this Agreement; provided that, except as set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each of the other parties to this Agreement.

     SECTION 12.09.  Governing Law.

     The application of this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance, and remedies.

     SECTION 12.10.  Changes in Tax Law.

     Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

     SECTION 12.11.  Jurisdiction; Forum.

     (a) By the execution and delivery of this Agreement, Marathon and United States Steel submit, and agree to cause their respective affiliates to submit, to the personal jurisdiction of any state or Federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.

     (b) The parties hereto agree that an appropriate and convenient, nonexclusive forum for any disputes between any of the parties hereto or their respective affiliates arising out of this Agreement shall be in any state or Federal court in the State of Delaware.

     SECTION 12.12.  Counterparts; Effectiveness; No Third Party
Beneficiaries.

     (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the consummation of the Distribution; provided that, at or before such time, each party to this Agreement shall have received a counterpart of this Agreement signed by the other party. The parties to this Agreement do not intend that any of its provisions will, or do, confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any person other than (i) the parties to this Agreement, (ii) other members of the Marathon Tax Group, and (iii) other members of the United States Steel Tax Group, together in each case with their respective successors and assigns.

     (b) All rights and obligations arising under this Agreement shall survive until they are fully effectuated or performed. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

     SECTION 12.13.  Severability.

     If any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired by such holding. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions so that the replacement provisions will be valid, legal and enforceable and will have an economic effect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 12.14.  Confidentiality.

     Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of its employees or agents may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement.

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

     SECTION 12.15.  Interpretation.

     The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement.

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

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Tax Sharing Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                             USX CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:


                                             UNITED STATES STEEL LLC

                                             By: _______________________________
                                             Name:
                                             Title:

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